UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10/A

(Amendment No. 5)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of The Securities Exchange Act of 1934

IDLE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	26-2818699
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

216 S. Centre Avenue, Leesport, PA	19533
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:     (484) 671-2241

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "small reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

Idle Media, Inc. (together with its subsidiaries, the “Company”) is filing this Amendment No. 5 to its Registration Statement on Form 10 to provide restated financial statements for the fiscal years ended September 30, 2010 and 2011, the three and six months ended March 31, 2012 and 2011 and the three and nine-months ended June 30, 2012 and 2011, included in Amendment No. 4 to this Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2012. As discussed in Note 1 of the Notes to the Consolidated Financial Statements for each of the foregoing periods (included elsewhere herein), the Company determined that there were accounting errors in its financial statements for such periods relating to amounts previously consolidated under Accounting Standards Codification (“ASC”) 810-10-45-16, “Variable Interest Entity” and includes revenues and expenses incorrectly allocated to Zoeter, LLC (formerly Idle Media, LLC), the Company’s majority shareholder (“Zoeter”). Accordingly, the Registration Statement is being amended to reflect the restated financial information and to make related changes and other corrections. However, the information herein has not been updated to reflect subsequent periods except as otherwise noted. Information regarding subsequent periods is included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2012, March 31, 2013 and June 30, 2013, filed with the SEC.

RESTATEMENT OF FINANCIAL STATEMENTS

The information contained in this Registration Statement reflects the restatements of the Company’s financial results for the fiscal years ended September 30, 2010 and 2011, the three and six months ended March 31, 2012 and 2011 and the three and nine-months ended June 30, 2011 and 2012, as discussed in Note 1 of the Notes to the Consolidated Financial Statements for each respective period included elsewhere in this Registration Statement.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements regarding, among other things, our results of operations, liquidity, cash flows and business prospects. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, among other things:

o	our ability to diversify our operations;

o	our ability to implement our business plan;

o	our ability to attract key personnel;

o	our ability to operate profitably;

o	our ability to efficiently and effectively finance our operations, including capital expenditures and/or general working capital;

o	inability to achieve future sales levels or other operating results;

o	inability to raise additional financing on terms acceptable to us for working capital or other corporate purposes;

o	inability to efficiently manage our operations;

o

the fact that our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require management to make estimates about matters that are inherently uncertain;

o	the fact that we have had and continue to have material weaknesses in our internal control over financial reporting;

o	deterioration in general or regional economic conditions;

o	changes in U.S. GAAP or in the legal, regulatory and legislative environments in the markets in which we operate;

o	state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator or litigation with respect to our operations;

as well as other risks, including those set forth in Item 1A “Risk Factors,” discussed in this Registration Statement. Forward-looking statements may appear throughout this Registration Statement, including without limitation, the following sections: Item 1 “Business,” Item 1A “Risk Factors,” and Item 2 “Financial Information.” Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Throughout this Registration Statement references to “we,” “our,” “us,” “Idle,” “IDLM,” “the Company” and similar terms refer to Idle Media, Inc. and its subsidiaries, unless the context indicates otherwise.

ITEM 1.     BUSINESS

Idle Media, Inc. is a digital media company which develops and maintains a family of websites focused on the urban market. Foremost of these sites is DatPiff.com, a mixtape website launched in 2005 that features Rap and Hip-hop music.  Lil Wayne, Wiz Khalifa, Young Jeezy, Chris Webby, Fabolous, Tyga, Gucci Mane, Meek Mill, Jadakiss, Rick Ross, Curren$y and 50 Cent are among some of the artists who have released mixtapes exclusive to DatPiff.com.

Our other sites include HipHopEarly.com, which streams Hip-hop tracks of the day, and Clipcartel.com, a video site featuring music videos, artist interviews and viral clips. Additionally, we have a games division and have developed and maintained both web-based games and mobile apps.

Business Development and Summary

We were originally incorporated on April 25, 2008, in the State of Nevada under the name National Golf Emporium, Inc. On February 23, 2010, we changed our name from National Golf Emporium, Inc. to Idle Media, Inc.

On March 18, 2010, we entered into a Stock Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with Zoeter, a Pennsylvania limited liability company, pursuant to which we would acquire 100% of the issued and outstanding membership units of DatPiff, LLC, a Pennsylvania limited liability company and wholly-owned subsidiary of Zoeter (“DatPiff”). On May 19, 2010, we completed the acquisition of the membership units of DatPiff in consideration for the issuance to Zoeter of 40,000,000 restricted shares of our common stock pursuant to the Exchange Agreement (the “Exchange”).

In connection with and as a condition to the Exchange, Bryan Sawarynski, our principal shareholder prior to consummation of the Exchange, holding 69,000,000 (approximately 84.7%) of the 81,483,250 then issued and outstanding shares of our common stock, agreed to cancel his ownership of 63,000,000 shares of our common stock (the “Cancellation”). Subsequent to the Cancellation, Mr. Sawarynski held 6,000,000 shares of our common stock.

The consummation of the Exchange and the Cancellation resulted in a change in control of the Company, with Zoeter owning 40,000,000 shares of our common stock (or approximately 68.4%), of a total of 58,483,250 then issued and outstanding shares. As a result of the consummation of the Exchange Agreement, (i) DatPiff became our wholly-owned subsidiary and (ii) we succeeded to the business of DatPiff. Additionally, Marcus Frasier, the sole member of Zoeter, and Kyle Reilly were elected directors of the Company and appointed as our Chief Executive Officer and Secretary, respectively.

Our goals are to continue to internally develop, operate and derive revenue from websites, games and mobile applications that fit the needs of a specific user-base.

Revenue Sources

We currently maintain and derive revenue from a network of websites and mobile applications. While our mobile applications do derive revenue, their primary goal is to keep the presence of our websites with our audience while on the go and to keep us on the cutting edge with our product offerings. We also maintain a network of web-based games and applications that derive revenue by means of micro transactions (virtual currency) for in-game items and advancement.

We currently have two revenue streams, advertising and subscriptions.

Advertising Revenues: We generate advertising revenues primarily from display, audio and video advertising. The Company generates the majority of its advertising revenue through the delivery of advertising impressions sold. In determining whether an arrangement exists, the Company ensures that a binding arrangement, such as an insertion order, is in place. The Company generally recognizes revenue based on delivery information from its campaign trafficking systems.

Subscriptions Revenues: Some of our websites generate revenues by offering premium subscriptions or virtual currency in exchange for a subscription cost.

For premium subscriptions, the Company gives users the option to pay a fee to bypass downloading restrictions on the site due to bandwidth restrictions. The Company generates subscription revenue from weekly, monthly, and annual premium subscriptions.

For virtual currency options, the Company utilizes virtual currency within its online games by allowing players to earn “virtual currency” through game play. Virtual currency can be purchased as well as earned while playing the game. The players then use their earned “virtual currency” to advance to higher levels. Virtual currency has no expiration date and has no cash value once purchased and we cannot track its usage.

Websites and Mobile Applications

We maintain several websites focusing on music, music videos and games. Our most notable sites are below with a brief description:

DatPiff.com

DatPiff.com is a Hip-hop mixtape website. Artists, DJs and music labels can upload their mixtapes onto the website. The Company provides free hosting on its platform and derives revenue from third-party advertising and upsells. The Company has mobile applications on the major mobile platforms and derives some revenue from them, but their primary purpose is to keep its brand with users on the go.

HipHopEarly.com

HipHopEarly.com is a website similar to DatPiff.com catering solely to Hip Hop singles as compared to mixtapes and revenue is derived solely from advertising.

Clipcartel.com

Clipcartel.com is an urban video site featuring music videos, artist interviews, funny urban videos and more, updated daily. The Company has mobile applications available on Nook, BlackBerry, Android, and Google Play.

Prisonblock.com

PrisonBlock.com is an online game where players work and earn their way to control the prison. Through the use of virtual currency, players earn respect and gain strength. We derive revenue from in-game payments (no advertising). Users can buy or earn virtual currency and upgrade their accounts to gain advantages in the game.

Mafiablock.com

Similar to PrisonBlock.com, Mafiablock.com players work and earn their way to being the top mafioso in New York. We derive revenue from in-game payments (no advertising). Users can buy or earn virtual currency and upgrade their accounts to gain advantages in the game.

Areas of Growth

We plan to continue development of our current sites and work to develop new ones in both music and gaming or acquire other websites in the online gaming, music and mobile markets. We also may consider strategic purchases of websites or games that have been developed or are in development and are compatible with our business.

Intellectual Property

We completed copyright registration of DatPiff and are evaluating registering other software applications, methods or ideas. We further believe that some of our computer code may have common law copyright protection.

We have a policy of entering into confidentiality and non-disclosure agreements with our employees and some of our vendors and customers as we deem necessary. These agreements and policies are intended to protect our intellectual property, but we cannot ensure that these agreements or the other steps we have taken to protect our intellectual property will be sufficient to prevent theft, unauthorized use or adverse infringement claims. We cannot prevent piracy of our methods and features, and we cannot determine the extent to which our methods and features are being pirated. Further, the laws of some foreign countries do not protect our proprietary rights as well as the laws of the United States.

Competition

The Internet advertising and online markets in which our brands operate are rapidly evolving and intensely competitive, and we expect competition to intensify in the future. We expect competition to increase because of the business opportunities presented by the growth of Internet and e-commerce. Competition may also intensify as a result of industry consolidation and a lack of substantial barriers to entry in our market.

Competitive parameters include the range of our product offerings, the performance and quality of our products and services, the reliability of our infrastructure, our scalability and capacity, ease of use, the price of our services, and the level of customer support.

The market for our services is highly competitive. The sector that we operate in is evolving and growing rapidly, and companies are continually introducing new products and services. In many cases, competitors may have longer operating histories, more customers, greater financial strength, more name recognition, and larger technical staffs. These competitors may be able to attract customers more easily because of their financial resources, awareness in the market and free subscriptions because of advertising revenue. Our larger competitors can also devote substantially more resources to business development and may adopt more aggressive pricing policies.

Infrastructure, Operations, and Technology

We maintain a network of servers mated with various technologies (including CDNs) to host and deliver content to our end users.

Dependence on One or a Few Major Customers

For the years ended September 30, 2011 and 2010, three customers accounted for approximately 49% of sales and two customers accounted for approximately 48% of sales, respectively. As of September 30, 2011 and 2010, six customers accounted for 75% of our accounts receivable balance and four customers accounted for 76% of the accounts receivable balance, respectively. Revenues and earnings can fluctuate from period to period, based upon both factors outside of our control and the level of our sales and marketing efforts. Although our customers are expected to vary from period to period, we anticipate that our results of operations in any given period will depend to a significant extent upon revenues from a small number of customers. We have no long-term or guaranteed contracts in place with any customers and there can be no assurance that our major customers will continue to engage our services, or that we will be able to replace revenues from such customers with revenues from other customers. Our customers that accounted for 48% and 75% of our net sales in fiscal 2011 and 2010, respectively, did not have oral or written agreements. Customers subscribe through our website and may unsubscribe at any time. The loss of, or a significant reduction in revenues from, any of our major customers could have a material adverse effect on our business, financial condition and results of operations.

Government Regulation

Like many companies, we are subject to existing and potential government regulation. The application of existing laws to Internet businesses, including ours, is unclear in many instances. There remains significant legal uncertainty in a variety of areas, including, but not limited to: user privacy, the positioning of sponsored listings on search results pages, defamation, taxation, the provision of paid-search advertising to online gaming sites, the legality of sweepstakes, promotions and gaming sites generally, and the regulation of content in various jurisdictions.

Compliance with federal laws relating to the Internet and Internet businesses may impose upon us significant costs and risks, or may subject us to liability if we do not successfully comply with their requirements, whether intentionally or unintentionally. Specific federal laws that impact our business include The Digital Millennium Copyright Acts of 1998, The Communications Decency Act of 1996, The Children’s Online Privacy Protection Act of 1998 (including related Federal Trade Commission regulations), The Protect Our Children Act of 2008, and The Electronic Communications Privacy Act of 1986, among others. For example, the Digital Millennium Copyright Act, which is in part intended to reduce the liability of online service providers for listing or linking to third-party websites that include materials that infringe on the rights of others, was adopted by Congress in 1998. If we violate the Digital Millennium Copyright Act we could be exposed to costly and time-consuming copyright litigation.

There are a growing number of legislative proposals before Congress and various state legislatures regarding privacy issues related to the Internet generally. We are unable to determine if and when such legislation may be adopted. If certain proposals were to be adopted, our business could be harmed by increased expenses or lost revenue opportunities, and other unforeseen ways.

Employees

As of September 30, 2012, we had a staff of 11 full-time employees, three of whom are officers of the Company. As of the date of this filing, we have a staff of 8. We have employment agreements with some of our staff. None of our employees are represented by a labor union, and we consider our employee relations to be excellent.

ITEM 1A.     RISK FACTORS

RISKS RELATED TO OUR BUSINESS

Failure by us to respond to changes in consumer preferences could result in lack of sales revenues and may force us out of business.

Our websites and online properties exist in an industry subject to:

●	rapid technological change;
●	the proliferation of new and changing media and games;
●	frequent new product introductions and updates; and
●	changes in customer demands.

Any of the above changes that we fail to anticipate could reduce the demand for our games and online properties, as well as any future products we may introduce. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our products and reduced revenues.

A decline in the popularity of our websites and other online properties would negatively impact our business.

Our primary source of revenues is from advertising on our websites. These revenues are dependent upon our ability to attract new users, as well as existing user activity on our sites, among other things. If we are unable to maintain or extend web traffic to, and use of, our sites, our advertising revenues may be adversely affected.

We cannot assure you that we will be able to attract new users or that existing users will continue to visit our websites. While we offer paid premium subscriptions, this is not a significant source of revenue as users of our free services may choose not to become paid subscribers, and paid subscribers may decide to cancel their subscriptions, for many reasons including a perception that they do not use the services enough to justify the expense or that the service does not provide sufficient value or availability of content, including relative to our competition.

In addition, subscription services are characterized by higher than normal churn rates. Existing paid subscribers may cancel their subscriptions to our service for many reasons, including those described in these risk factors. We cannot guarantee that we will be able to maintain or further reduce subscriber cancellation levels. If we are unable to add new paid subscribers and retain users we may be unable to become profitable.

Intense competition in the internet and in the music media industry may adversely affect our revenue and profitability.

We operate in a highly competitive environment and we compete for members, visitors and advertisers with numerous well established internet sites, as well as many smaller and/or newer sites. As an online media and gaming company, we compete for consumers and advertisers with other companies, including Internet, television and print media companies. In addition to music, there are numerous entertainment products and services available to consumers and, as a result, we also compete with companies that operate in the television, movie and video game industries. If we are unable to differentiate our products and generate sufficient appeal in the marketplace, our ability to achieve our business plan may be adversely affected. The effect of such competition has been to involve us in vigorous competition to obtain and retain consumers and advertisers.

As compared to us, many of our competitors have significantly longer operating histories and greater brand recognition as well as greater financial, management, and other resources.

If we are unable to compete effectively in our market, our revenue and profitability may be adversely affected.

Our success depends on the scope of our intellectual property rights and not infringing the intellectual property rights of others.

Our success depends in part on our ability to:

●	obtain copyrights or trademarks or rights to copyrights or trademarks, where necessary, and to maintain their validity and enforceability;
●	operate without infringing upon the proprietary rights of others; and
●	prevent others from infringing on our proprietary rights.

We will be able to protect our proprietary intellectual property rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable copyrights or trademarks. Our inability to protect our proprietary rights could materially adversely affect our business prospects and profitability. In addition, if litigation were to take place in connection with the enforcement of our intellectual property rights (or to defend third-party claims of infringement against us), there can be no assurance that we would prevail. Legal proceedings could result in substantial costs and diversion of management time and resources and could materially adversely affect our operations and our financial condition.

If a copyright or trademark infringement claim is brought against us for liabilities that are not covered or that exceed our insurance coverage, we could be forced to pay substantial damage awards, which could affect our profitability.

The marketing and webcasting of recorded music and video content, most of which has been created using the input of a number of creative personnel, including musicians, producers, mixers, film directors and others, may result in disputes over ownership of rights. If a dispute arises challenging our ownership or other rights, we may be exposed to copyright and/or trademark claims by third parties. We may not be able to maintain adequate insurance coverage at a commercially reasonable cost or in sufficient amounts or scope to protect us against potential losses.

In the event a copyright and/or trademark claim is brought against us:

●	we may be required to pay legal and other expenses to defend the claim, as well as uncovered damage awards resulting from a claim brought successfully against us; or
●	such party could secure injunctive or other equitable relief, which could effectively block our ability to make, use, sell, distribute or market our products.

If we fail to obtain necessary licenses or other rights to proprietary rights held by third parties, it could preclude the sale, production, distribution or exhibition of our products and could materially adversely affect our revenue and profitability. Defending any copyright and/or trademark claim or claims could require us to expend significant financial and managerial resources, which could have an adverse effect on our business and results of operations.

Our ability to increase our revenue will depend on our ability to increase market penetration of our products and to evolve our product mix.

Much of our ability to increase revenue will depend on:

●	expanding the market penetration of our current offerings to consumers; and
●	the successful evolution of our product mix.

While we are constantly evaluating the marketplace and evolving our offerings of content and internet features, we may not be able to anticipate shifting tastes of our customer base and the creative content offered by us may fall out of favor with our consumers. If we are unable to expand the market penetration of our current products or anticipate changes in consumer taste, our revenue could be reduced.

Our network is subject to security and stability risks that could harm our business and reputation and expose us to litigation or liability.

Online and mobile commerce and communications depend on the ability to transmit confidential information and licensed intellectual property securely over private and public networks. Any compromise of our ability to transmit such information and data securely or reliably, and any costs associated with preventing or eliminating such problems, could harm our business. Online transmissions are subject to a number of security and stability risks, including:

●	our encryption and authentication technology, and access and security procedures, may be compromised, breached or otherwise be insufficient to ensure the security of customer information or our music content;
●

we could experience unauthorized access, computer viruses, system interference or destruction, “denial of service” attacks and other disruptive problems whether intentional or accidental, that may inhibit or prevent access to our websites or use of our products and services;

●

someone could circumvent our security measures and misappropriate our partners’ or our customers’ intellectual property, including but not limited to customer information – i.e. credit card numbers or other personal or financial information/identity theft, interrupt our operations, or jeopardize our licensing arrangements, which are contingent on our sustaining appropriate security protections;

●	our computer systems could fail and lead to service interruptions;
●	we may be unable to scale our infrastructure with increases in customer demand; or
●	our network of facilities may be affected by a natural disaster, terrorist attack or other catastrophic events.

The occurrence of any of these or similar events could damage our business, hurt our ability to distribute products and services and collect revenue, threaten the proprietary or confidential nature of our technology, harm our reputation and expose us to litigation or liability. We may be required to expend significant capital or other resources to protect against the threat of security breaches, hacker attacks or system malfunctions or to alleviate problems caused by such breaches, attacks or failures.

Loss of Marcus Frasier, our President and Chief Executive Officer, could impair our ability to operate.

If we lose our key employees, such as Marcus Frasier, our President and Chief Executive Officer, our business could suffer. Our success is highly dependent on our ability to attract and retain qualified computer programmers and management personnel. We are highly dependent on our management and the loss of Mr. Frasier’s services could have a material adverse effect on our operations. If we were to lose Mr. Frasier’s services, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could cause our stock price to decline.

We have had in the past and continue to have material weaknesses in our internal controls and procedures that has caused us to be required to restate our financial statements for the fiscal years ended September 30, 2010 and 2011, and for the quarterly periods ended March 31, 2011 and 2012 and June 30, 2011 and 2012 (all included in Amendment No. 5 to our Registration Statement on Form 10 filed with the SEC), and has resulted in our inability to file our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2012, March 31, 2013 and June 30, 2013, within the time periods set forth under the Exchange Act.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our business could be harmed.

As a public company, we are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal control over financial reporting.

Failure to maintain an effective internal control environment could cause us to face regulatory action, result in delays or inaccuracies in reporting financial information or cause investors to lose confidence in our reported financial information, any of which could cause our stock price to decline.

We have elected not to amend certain prior year filings to include the restated financial statements contained in this Registration Statement on Form 10 and accordingly may be subject to potential liability under the federal securities laws due to accounting errors in the financial statements contained in those filings.

This Registration Statement on Form 10 includes restated financial statements with respect to the periods covered hereby. The Company has determined not to amend its annual reports on Form 10-K for fiscal years 2010 and 2011, as the restated audited financial statements from such fiscal years are included in this Registration Statement on Form 10, or quarterly reports on Form 10-Q with respect to quarterly periods from such fiscal years.  The Company cautions investors not to rely upon the previously issued financial statements contained in those filings, although the Company may be subject to potential liability under the federal securities laws due to accounting errors in the financial statements contained in those filings.

The SEC investigation could materially and adversely affect our business, our financial condition and results of operations.

On May 7, 2013, the Company received a subpoena from the Denver Regional Office of the SEC in connection with an ongoing investigation of the Company that the SEC was conducting and made a request for production of documents and information. The Company believes the investigation is focused on the Company’s restatement of its financial statements and the Company’s filings with the SEC including its original financial statements and information relating the restatement. The Company is cooperating fully with the SEC in this matter. The Company is unable to predict what action, if any, might be taken in the future by the SEC as a result of the matters that are the subject of the investigation or what impact, if any, the cost of responding to the subpoena might have on the Company’s financial condition or results of operations. The Company has not established any provision for losses in respect of this matter. A protracted investigation could impose substantial costs and distractions, regardless of its outcome. There can be no assurance that any final resolution of this investigation will not have a material and adverse effect of the Company’s financial condition and results of operations.

RISKS RELATED TO OUR COMMON STOCK

A majority of our outstanding voting securities are beneficially owned by Marcus Frasier, our President and Chief Executive Office, who can elect all directors, who in turn appoint all officers, without the votes of any other stockholders.

Zoeter owns 65.8% of our outstanding voting securities and, accordingly, has effective control of us and may have effective control of us for the near and long-term future. Marcus Frasier, our President, CEO and a Director, is the sole membership interest holder, President and a member of the Board of Directors of Zoeter. Mr. Frasier thus has the ability to elect our Board of Directors, who in turn appoints our officers, without the vote of any other stockholders.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operation of our business. Therefore, any return investors in our common stock will have to be in the form of appreciation, if any, in the market value of their shares of common stock.

Trading on the OTC pink sheets may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC pink sheets electronic quotation system. Trading in stock quoted on the OTC pink sheets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC pink sheets is not a stock exchange, and trading of securities on the OTC pink sheets is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the NYSE. These factors may result in investors having difficulty reselling any shares of our common stock.

Because our common stock is quoted and traded on the OTC pink sheets, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the OTC pink sheets or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In additional to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

ITEM 2.     FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Except for the historical information, the following discussion contains forward-looking statements that are subject to risks and uncertainties. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this report. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the risks described in “Forward-Looking Statements” and Item 1A. “Risk Factors,” as well as elsewhere in this Registration Statement. Our discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes included elsewhere herein and with the understanding that our actual future results may be materially different from what we currently expect.

RESULTS OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2011 AS COMPARED TO SEPTEMBER 30, 2010

REVENUES AND GROSS MARGINS

Revenues were $2,899,608 for the year ended September 30, 2011 as compared to $1,987,962 for the year ended September 30, 2010, an increase of $911,646 or 46%. This increase was due to increased advertising sales of $928,281 or 48% offset by a decrease in our gaming sales of $15,349 or 24% and a decrease in other revenue of 1,286 or 73%. Our overall increase in advertising revenues can be attributed primarily to the success of our website, DatPiff.com. As traffic increases on the website, advertisers are more inclined to purchase space from us.

Cost of sales for the years ended September 30, 2011 and 2010 was $1,222,164 and $530,665, respectively. The increase of $691,499 or 130% was attributed to an increase in server costs of $510,748 or 97% and an increase in developer expenses of $183,321 or 100%, offset by a decrease in merchant fees of $2,570 or 45%. The increase in traffic to our website requires additional costs associated with the operation and maintenance of the website. The increase in developer and server costs correlate to an increase in traffic on our website. Gross profit was $1,677,444 for the year ended September 30, 2011 and $1,457,297 for the year ended September 30, 2010. Gross profit percentage increased 15% due to increased advertising sales.

OPERATING INCOME

Income from operations for the year ended September 30, 2011 was $544,122 as compared to income from operations for the year ended September 30, 2010 of $935,745, a decrease of $391,623 or 42%. This was due primarily to an increase in selling, general and administrative expense of $575,278 or 110%. This increase was due to the hiring of a Chief Financial Officer and a Chief Operating Officer, positions that were not filled in 2010, along with other added personnel. Further, depreciation and amortization expense increased $12,018 and research and development costs increased $20,807.

NET INCOME AND NET INCOME PER SHARE

Net income for the year ended September 30, 2011 was $356,495 or $0.01 per share. Net income for the year ended September 30, 2010 was $845,637 or $0.02 per share. Our net income decreased $489,142 or 58% due to the factors described above.

LIQUITY AND CAPITAL RESOURCES

At September 30, 2011, we had cash and cash equivalents of $1,120,677 as compared to $428,142 at September 30, 2010. The increase of $692,535 is due primarily to an increase in cash provided by operations of $710,773 offset by a decrease in cash used in investing activities of $18,238 from the purchase of a website for $15,100 and the purchase of fixed assets for $3,138.

	Year Ended September 30,
	2011	2010
Net cash provided by operating activities	$710,773	$928,690
Net cash used in investing activities	(18,238)	(33,472)
Net cash used in financing activities	-	(537,770)
Net increase/(decrease) in Cash	692,535	357,448
Cash and cash equivalents, beginning of period	428,142	70,694
Cash and cash equivalents, end of period	$1,120,677	$428,142

FUTURE SOURCES OF LIQUIDITY

We expect our primary source of cash during fiscal year 2012 to be net cash provided by operating activities. We expect that continued focus on acquiring new customers will enable us to increase profitable revenues and continue to generate cash flows from operating activities.

If we do not generate sufficient cash from operations, face unanticipated cash needs or do not otherwise have sufficient cash, we have the ability to reduce certain expenses depending on the level of business operation.

Based on current expectations, we believe that our existing cash of $1,120,677 as of September 30, 2011 and our net cash provided by operating activities and other potential sources of cash will be sufficient to meet our cash requirements. Our ability to meet these requirements will depend on our ability to generate cash in the future, which is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may need to raise additional capital through the issuance of debt or equity securities to third parties. There can be no assurance that such financing will be available on terms that are acceptable to us or at all.

OPERATING ACTIVITIES

Net cash provided by operating activities was $710,773 for the fiscal year ended September 30, 2011, as compared to net cash provided by operating activities of $928,690 for the fiscal year ended September 30, 2010. The increase in net cash during the year ended September 30, 2011 was primarily due to net income of $356,495 together with an increase in accounts payable of $33,561, an increase in accrued operating liabilities of $413,870, an increase in deferred revenue of $7,073 and depreciation adjustments of $12,364 offset by increases in accounts receivable of $45,263, increases in accounts receivable, related party of $45,263, increases in prepaid expenses of $33,000 for the fiscal year ended September 30, 2011.

Net cash provided by operating activities was $928,690 for the fiscal year ended September 30, 2010. The increase in net cash during the year ended September 30, 2010 was due to net income of $845,637 coupled with increases in accrued liabilities of $126,109, a decrease in deferred revenue of $7,835 and accounts payable of $50,798 and depreciation adjustments of $346. These were offset by an increase in accounts receivable of $94,068, an increase in accounts receivable, related party of $4,300, and the forgiveness of debt of $4,500, as compared to the fiscal period ended September 30, 2009.

INVESTING ACTIVITIES

For the fiscal year ended September 30, 2011, net cash used by investing activities was $18,238 due to the purchase of a website for $15,100 and the purchase of fixed assets for $3,138.

For the fiscal year ended September 30, 2010, net cash used by investing activities was $33,472, all due to the purchase of websites.

FINANCING ACTIVITIES

For the fiscal year ended September 30, 2011, there were no financing activities to report.

For the fiscal year ended September 30, 2010, financing activities include cash received at the time of the reverse merger of $103, payment made to a Marcus Frasier, after the reverse merger, of $70,000 for the purchase of various websites and distributions made to Mr. Frasier, prior to the reverse merger of $467,873.

INFLATION

We believe our operations have not been and, in the foreseeable future, will not be materially and adversely affected by inflation or changing prices.

OFF BALANCE SHEET ARRANGEMENTS

None.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2012 AS COMPARED TO MARCH 31, 2011

REVENUES AND GROSS MARGINS

Revenues were $873,156 for the three months ended March 31, 2012 as compared to $875,743 for the three months ended March 31, 2011, a decrease of $2,587 or 0%. This decrease was due to decreased advertising sales of $59,528 or 7%, offset by increases in subscription and gaming revenue of $56,701 or 100% and an increase in other revenue of $240. Cost of sales for the three months ended March 31, 2012 and 2011 were $241,373 and $346,288, respectively. The decrease of $104,915 or 30% was attributed to an increase in developer expenses of $77,745 or 418% and an increase in merchant fees of $7,640, offset by a decrease in server costs of $190,300 or 58%. Gross profit was $631,783 for the three months ended March 31, 2012 and $529,455 for the three months ended March 31, 2011. Gross profit percentage increased 12% due to increased revenues.

OPERATING INCOME

Net income from operations for the three months ended March 31, 2012 was $59,898 as compared to net income for the three months ended March 31, 2011 of $213,653. General and administrative costs increased by $259,102 or 85%. This increase was due to the hiring of a Chief Financial Officer and a Chief Operating Officer, positions that were not filled in the 2011 quarter, along with other added personnel. Further, depreciation and amortization expense increased $1,579 offset by a decrease in research and development costs of $4,598.

NET INCOME AND NET INCOME PER SHARE

Net income for the three months ended March 31, 2012 was $40,539 or $0.00 per share. Net income for the three months ended March 31, 2011 was $138,875 or $0.00 per share. Our net income decreased $98,336 or 71% due to the factors described above.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED MARCH 31, 2012 AS COMPARED TO MARCH 31, 2011

REVENUES AND GROSS MARGINS

Revenues were $1,755,096 for the six months ended March 31, 2012 as compared to $1,317,608 for the six months ended March 31, 2011, an increase of $437,488 or 33%. This increase was due to increased advertising sales of $332,694 or 25%, an increase in subscription and gaming revenue of $100,414 and an increase in other revenue of $4,380. Cost of sales for the six months ended March 31, 2012 and 2011 was $563,985 and $590,149, respectively. The decrease of $26,164 or 4% was attributed to an increase in developer expenses of $156,609 or 624% and an increase in merchant fees of $13,583, offset by decreases in server costs of $196,356 or 35%. Gross profit was $1,191,111 for the six months ended March 31, 2012 and $727,459 for the six months ended March 31, 2011. The increase in gross profit percentage of 13% was due to increased revenues.

OPERATING INCOME

Income from operations for the six months ended March 31, 2012 was $244,570 as compared to income from operations for the six months ended March 31, 2011 of $362,492. Selling, general and administrative expense increased $582,232 or 165%. This increase was due to the hiring of a Chief Financial Officer and a Chief Operating Officer, positions that were not filled in the first six months of 2011, along with other added personnel. Further, depreciation and amortization expense increased $3,150 offset by a decrease in research and development costs of $3,808.

NET INCOME AND NET INCOME PER SHARE

Net income for the six months ended March 31, 2012 was $160,576 or $0.00 per share. Net income for the six months ended March 31, 2011 was $235,620 or $0.01 per share. Net income decreased $75,044 or 32% due to the factors described above.

LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2012, we had cash and cash equivalents of $947,730 as compared to $1,120,677 at September 30, 2011. The decrease of $172,947 is due primarily to a decrease in cash used in operations of $159,499 and a decrease in cash used in investing activities of $13,448 in connection with the purchase of fixed assets.

	Six months Ended March 31,
	2012	2011
Net cash (used in) provided by operating activities	$(159,499)	$481,395
Net cash used in investing activities	(13,448)	(3,138)
Net cash used in financing activities	-	-
Net increase/(decrease) in Cash	(172,947)	478,257
Cash and cash equivalents, beginning of period	1,120,677	428,142
Cash and cash equivalents, end of period	$947,730	$906,399

FUTURE SOURCES OF LIQUIDITY

We expect our primary source of cash during fiscal year 2012 to be net cash provided by operating activities. We expect that continued focus on acquiring new customers will enable us to increase profitable revenues and continue to generate cash flows from operating activities.

If we do not generate sufficient cash from operations, face unanticipated cash needs or do not otherwise have sufficient cash, we have the ability to reduce certain expenses depending on the level of business operation.

Based on current expectations, we believe that our existing cash of $947,730 as of March 31, 2012 and our net cash provided by operating activities and other potential sources of cash will be sufficient to meet our cash requirements. Our ability to meet these requirements will depend on our ability to generate cash in the future, which is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

OPERATING ACTIVITIES

Net cash used in operating activities was $159,499 for the six months ended March 31, 2012, as compared to net cash provided by operating activities of $481,395 for the six months ended March 31, 2011. The decrease in net cash during the six months ended March 31, 2012 was primarily due to net income of $160,576 coupled with a decrease in accounts receivable of $125,883, deferred revenue of $66 and depreciation adjustments of $8,992, offset by an increase in accounts receivable, related party of $197,201, an increase in prepaid expenses of $27,000, a decrease in accrued expenses of $178,564, and a decrease in accounts payable of $52,251 for the six months ended March 31, 2012 as compared to the six months ended March 31, 2011.

Net cash provided by operating activities was $481,395 for the six months ended March 31, 2011. The increase in net cash during the six months ended March 31, 2011 was due to net income of $362,493 coupled with increases in accrued liabilities of $74,034, an increase in accounts payable of $34,560, a decrease in accounts receivable of $24,951 and depreciation adjustments of $5,842. These were offset by an increase in accounts receivable, related party of $11,485 and an increase in prepaid expenses of $9,000 from balances reported for the fiscal year ended September 30, 2010.

INVESTING ACTIVITIES

For the six months ended March 31, 2012, net cash used by investing activities was $13,448 due to the purchase of fixed assets.

For the six months ended March 31, 2011, net cash used by investing activities was $3,138 due to the purchase of fixed assets.

FINANCING ACTIVITIES

There were no financing activities for the six months ended March 31, 2012 and March 31, 2011, respectively.

INFLATION

We believe our operations have not been and, in the foreseeable future, will not be materially and adversely affected by inflation or changing prices.

OFF BALANCE SHEET ARRANGEMENTS

None.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2012 AS COMPARED TO JUNE 30, 2011

REVENUES AND GROSS MARGINS

Revenues increased to $1,007,779 in the three months ended June 30, 2012 from $678,962 in the three months ended June 30, 2011, representing a 48% increase. The increase in revenues is mainly a result of an increase in advertising sales of $308,592 or 46% coupled with an increase in subscription and gaming revenue of $20,225 or 138%.

Cost of sales increased $106,081 or 32%, to $435,452 in the three months ended June 30, 2012 from $329,371 for the three months ended June 30, 2011. The increase in the cost of sales is a result of an increase in developer expenses of $130,042 or 374% and an increase in merchant fees of $9,624, offset by a decrease in server costs of $33,586 or 11%.

For the three months ended June 30, 2012 and 2011, gross profit margins were 56% and 51%, respectively.

OPERATING LOSS

Selling, general and administrative expenses increased $227,010 or 55% to $636,450 for the three months ended June 30, 2012 from $409,440 for the three months ended June 30, 2011. The increase was mainly the result of an increase in administrative salary expenses of $390,060 and an increase in advertising expenses of $201,231, offset by a decrease in consulting fees of $151,305.

Depreciation and amortization expense increased $2,129 or 70% to $5,180 in the three months ended June 30, 2012 from $3,051 for the three months ended June 30, 2011. The increase was the result of additional assets purchased and placed into service during the period.

Research and development expenses decreased $12,399 or 100% in the three months ended June 30, 2012 from $12,399 for the three months ended June 30, 2011 to $0 for the three months ended June 30, 2012. The decrease in research and development expenses was the result of the Company focusing on existing websites.

The Company had $69,303 in loss from operations in the three months ended June 30, 2012, a decrease of $5,996 or 8% from the loss from operations of $75,299 during the three months ended June 30, 2011. The decrease was the result of increased revenues offset by the increase in selling, general and administrative expenses.

In the three months ended June 30, 2012, the Company generated a net loss of $45,238 a decrease of $3,706 from a net loss of $48,944 for the three months ended June 30, 2011.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED JUNE 30, 2012 AS COMPARED TO JUNE 30, 2011

REVENUES AND GROSS MARGINS

Revenues increased to $2,757,276 in the nine months ended June 30, 2012 from $1,996,570 in the nine months ended June 30, 2011, representing a 48% increase. The increase in revenues is a result of an increase in advertising revenues of $635,687 or 32%, an increase in subscription and gaming revenues of $120,639 or 820% and an increase in other revenues of $4,380.

Cost of sales increased $79,917 or 9% to $999,437 in the nine months ended June 30, 2012 from $919,520 for the nine months ended June 30, 2011. The increase in the cost of sales is a result of increases in developer expenses of $286,652 or 479%, an increase in merchant fees of $23,207, offset by a decrease in server costs of $229,942 or 27%.

For the nine months ended June 30, 2012 and 2011, gross profit margins were 64% and 54%, respectively.

OPERATING INCOME

Selling, general and administrative expenses increased $809,241 or 106% to $1,570,682 for the nine months ended June 30, 2012 from $761,441 for the nine months ended June 30, 2011. The increase was mainly the result of increases in administrative salary and advertising expenses, offset by a decrease in consulting fees.

Depreciation and amortization expense increased $5,279 or 59% to $14,172 in the nine months ended June 30, 2012 from $8,893 for the nine months ended June 30, 2011. The increase was the result of additional assets purchased and placed into service during the period.

Research and development expenses decreased $16,207 or 83% to $3,316 in the nine months ended June 30, 2012 from $19,523 for the nine months ended June 30, 2011. The decrease in research and development expenses was the result of the Company focusing on existing websites.

The Company had $169,669 in income from operations in the nine months ended June 30, 2012, a decrease of $117,524 or 41% from income from operations of $287,193 during the nine months ended June 30, 2011. The decrease was the result of an increase in revenues and a decrease in research and development expenses, offset by an increase in selling, general and administrative expenses and depreciation and amortization expenses.

In the nine months ended June 30, 2012, the Company generated net income of $110,271, a decrease of $76,405 or 41%, from $186,676 for the nine months ended June 30, 2011. This decrease was attributable to an increase in revenues, a decrease in research and development expenses and a decrease in income tax expense, offset by an increase in selling, general and administrative expenses and an increase in depreciation and amortization expense.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2012, we had $798,999 in cash and cash equivalents, $163,695 in accounts receivable, and $40,000 in prepaid expenses. The following table provides summary information about our net cash flows for the nine months ended June 30, 2012 and 2011:

	Nine months Ended June 30,
	2012	2011
Net cash (used in) provided by operating activities	$(243,681)	$477,380
Net cash used in investing activities	(27,997)	(3,138)
Net cash used in financing activities	(50,000)	-
Net increase/(decrease) in Cash	(321,668)	474,242
Cash and cash equivalents, beginning of period	1,120,677	428,142
Cash and cash equivalents, end of period	$798,999	$902,384

FUTURE SOURCES OF LIQUIDITY

We expect our primary source of cash during fiscal year 2012 to be net cash provided by operating activities. We expect that continued focus on acquiring new customers will enable us to increase profitable revenues and continue to generate cash flows from operating activities.

If we do not generate sufficient cash from operations, face unanticipated cash needs or do not otherwise have sufficient cash, we have the ability to reduce certain expenses depending on the level of business operation.

Based on current expectations, we believe that our existing cash of $798,999 as of June 30, 2012 and our net cash provided by operating activities and other potential sources of cash will be sufficient to meet our cash requirements. Our ability to meet these requirements will depend on our ability to generate cash in the future, which is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

OPERATING ACTIVITIES

Net cash used in operating activities was $243,681 for the nine months ended June 30, 2012, as compared to net cash provided by operating activities of $477,380 for the same period in 2011. The decrease in net cash during the nine months ended June 30, 2012 was primarily due to net income of $110,271 coupled with a decrease in accounts receivable of $96,057 and depreciation adjustments of $14,171, offset by an increase in accounts receivable, related party of $238,249, an increase in prepaid expenses of $7,000, a decrease in accrued expenses of $174,733 and a decrease in accounts payable of $45,121 for the nine months ended June 30, 2012, as compared to reported balances as of September 30, 2011.

Net cash provided by operating activities was $477,380 for the nine months ended June 30, 2011. The increase in net cash during the nine months ended June 30, 2011 was due to net income of $186,676 coupled with an increase in accrued liabilities of $227,583, a decrease in accounts receivable of $32,023, and depreciation adjustments of $8,893 offset by an increase in accounts receivable, related party of $5,753 and a decrease in accounts payable of $27,958 compared to fiscal year balances as of September 30, 2010.

INVESTING ACTIVITIES

For the nine months ended June 30, 2012, net cash used by investing activities was $27,997 due to the purchase of fixed assets.

For the nine months ended June 30, 2011, net cash used by investing activities was $3,138 due to the purchase of fixed assets.

FINANCING ACTIVITIES

Net cash used in financing activities for the nine months ended June 30, 2012 was $50,000, as compared to $-0- for the same period of 2011. The increase of net cash used in financing activities was mainly attributable to a deemed distribution to a related party of $50,000 for the purchase of software. Since this transaction was with a related party and had a historical cash basis of $-0-, under United States generally accepted accounting principles (“GAAP”) rules, the transaction is recorded as a distribution.

INFLATION

We believe our operations have not been and, in the foreseeable future, will not be materially and adversely affected by inflation or changing prices.

OFF BALANCE SHEET ARRANGEMENTS

None.

ITEM 3.     PROPERTIES

Our principal office is located at 216 S. Centre Avenue, Leesport, PA 19533. The Company leased the office from Marcus Frasier, Chief Executive Officer, President, and Director of the Company for $3,000 per month through September 17, 2012.

On September 17, 2012, we purchased the building from Marcus Frasier for the independently appraised value of $170,000.

ITEM 4.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following tables sets forth certain information, to the best of our knowledge, about the beneficial ownership of our common stock on March 31, 2013 by those persons known to us to beneficially own more than 5% of our capital stock and by our directors and executive officers. The percentage of beneficial ownership for the following tables is based on 60,746,743 shares of common stock outstanding as of March 31, 2013.

Beneficial ownership is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. The percentage of ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the SEC, that only the person or entity whose ownership is being reported has converted or exercised options or warrants into shares of our common stock.

Security Ownership of Management and Directors

Title of Class	Name and Address of Beneficial Owner	Number of Shares	Percent Beneficially Owned
Common	Marcus Frasier, CEO, President & Director 216 S. Centre Avenue Leesport, PA 19533	42,000,000(1)	66.9%

Common	Raphael P. Haddock, COO, CFO, Secretary & Director 216 S. Centre Avenue Leesport, PA 19533	5,263,493	8.6%

All Officers and Directors as a Group		47,263,493	75.3%

(1)

40,000,000 of such shares are indirectly held by Marcus Frasier and directly held by Zoeter. Mr. Frasier, the sole member of Zoeter, controls the voting and disposition of the shares held by Zoeter. In addition, Mr. Frasier has options to purchase a total of 6,000,000 shares. Of such options, 2,000,000 vested on January 31, 2013, 2,000,000 will vest on January 31, 2014 and 2,000,000 will vest on January 31, 2015.

Voting and Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Number of Shares	Percent Beneficially Owned

Common	Zoeter, LLC 216 S. Centre Avenue Leesport, PA 19533	40,000,000(1)	65.8%

(1)	Marcus Frasier, our CEO and a member of our Board of Directors, as the sole member of Zoeter, controls the voting and disposition of the shares held by Zoeter.

ITEM 5.     DIRECTORS AND EXECUTIVE OFFICERS.

Pursuant to a Special Meeting of the Board of Directors at which a quorum was present on July 9, 2012, the Board of Directors nominated and appointed Raphael P. Haddock, the Company’s Chief Operating Officer, as Chief Financial Officer, Secretary and a member of the Board of Directors. In conjunction with this appointment, Craig DeFranco was reassigned from Chief Financial Officer to the position of Controller of the Company. In addition, Kyle Reilly resigned as a member of the Board of Directors and as Secretary of the Company. Mr. Reilly will continue to serve as an employee of the Company.

The members of our Board of Directors are elected at the next annual meeting of stockholders and serve until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position	Term Commencing
Marcus Frasier	29	Chief Executive Officer, President and Director	Since 5/19/10
Raphael P. Haddock	45	Chief Operating Officer, Chief Financial Officer, Secretary and Director	COO since 9/7/11 CFO, Secretary and Director since 7/9/12

Marcus Frasier, Chief Executive Officer, President and Director

Since March 2005, Mr. Frasier has been president of Zoeter, our principal stockholder, and DatPiff, our wholly owned subsidiary, both of which are engaged in the creation and maintenance of websites. Mr. Frasier has been Chief Executive Officer, President and Director of the Company since May 2010.

Raphael P. Haddock, Chief Financial Officer, Chief Operating Officer, Secretary and Director

Since September 7, 2011, Mr. Haddock has been the Chief Operating Officer of the Company. On July 9, 2012, Mr. Haddock was also appointed Chief Financial Officer, Secretary and a Director of the Company. Mr. Haddock brings significant operational expertise due to his experience as an executive. Between 2009 and 2011, Mr. Haddock served as Managing Director of the advisory business of Hudson Square Research, an institutional equity research boutique focusing on Technology, Media and Telecommunications (TMT) and the consumer sector. Between 2005 and 2009, Mr. Haddock was a partner with Lenox Hill Partners, LLC, a New York based private equity consulting firm, focusing on turnarounds, structured debt, and financing.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

■	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

■

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

■

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

■

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

■

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

■

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ITEM 6.     EXECUTIVE COMPENSATION.

Overview of Compensation Program

We currently have not appointed members to serve on the Compensation Committee of the Board of Directors. Until a formal committee is established, our entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Board of Directors ensures that the total compensation paid to the executives is fair, reasonable, and competitive.

Compensation Philosophy and Objectives

The Board of Directors believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and that aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. As a result of the size of the Company, the Board of Directors evaluates both performance and compensation on an informal basis. Upon hiring additional executives, the Board of Directors may establish a Compensation Committee to evaluate both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of peer companies. To that end, the Board of Directors believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Board of Directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and directors of the Company. Decisions regarding the non-equity compensation of other employees of the Company are made by management.

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by our Executive Officers, for the last three fiscal years ended September 30, 2012, 2011, and 2010.

SUMMARY COMPENSATION TABLE
Name and Principal Positions		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
	Year	($)	($)	($)	($)	($)	($)	($)	($)
Marcus Frasier, (1)	2012	390,000	-0-	-0-	1,686,600	-0-	-0-	-0-	2,076,600
Chief Executive Officer and President	2011	259,500	-0-	-0-	-0-	-0-	-0-	-0-	259,500
	2010	150,500	-0-	-0-	-0-	-0-	-0-	-0-	150,500

Kyle P. Reilly, (2)	2012	86,082	-0-	290,000	-0-	-0-	-0-	-0-	376,082
Former Secretary	2011	74,977	-0-	-0-	-0-	-0-	-0-	-0-	74,977
	2010	58,843	-0-	-0-	-0-	-0-	-0-	-0-	58,843

Raphael P. Haddock,(3)	2012	195,000	-0-	1,736,953	-0-	-0-	-0-	-0-	1,931,953
Chief Operating Officer, Chief Financial Officer, and Secretary	2011	30,000	-0-	-0-	-0-	-0-	-0-	-0-	30,000
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Craig L. DeFranco,(4)	2012	66,500	-0-	-0-	-0-	-0-	-0-	-0-	66,500
Former Chief Financial Officer	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	0
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	0

(1)	Mr. Frasier was appointed Chief Executive Officer, President, and a Director of the Company on May 19, 2010.
(2)

Mr. Reilly was appointed Secretary and a Director of the Company on May 19, 2010 and on July 9, 2012 Mr. Reilly resigned as Secretary and as a member of the Board of Directors of the Company. Mr. Reilly continues to serve as an employee of the Company.

(3)	Mr. Haddock was appointed Chief Operating Officer on September 7, 2011 and on July 9, 2012 Mr. Haddock was also appointed Chief Financial Officer, Secretary and a Director of the Company.
(4)	Mr. DeFranco was appointed Chief Financial Officer on October 15, 2011 and on July 9, 2012 Mr. DeFranco was reassigned from Chief Financial Officer to the position of Controller of the Company.

Employment Agreements

On August 14, 2012, the Company entered into an employment agreement with its President and CEO, Mr. Frasier. The employment agreement is for an initial term of three years and automatically renews every three years subject to the right of either party to terminate upon the giving of notice prior to such automatic renewal within the time periods set forth in the employment agreement. Pursuant to the employment agreement, Mr. Frasier is entitled to an annual base salary of $390,000 and was granted a total of 6,000,000 stock options. Of the 6,000,000 options, 2,000,000 vested on January 31, 2013, and are exercisable at a price of $0.50 per share, 2,000,000 will vest on January 31, 2014, and are exercisable at a price of $1.00 per share, and 2,000,000 will vest on January 31, 2015, and are exercisable at a price of $2.00 per share. In addition, Mr. Frasier is entitled to a bonus if the Company meets certain financial thresholds and will receive standard benefits provided by the Company to its executives.

On August 14, 2012, we entered into an employment agreement with our COO and CFO, Mr. Haddock. The employment agreement is for an initial term of one year and automatically renews every year subject to the right of either party to terminate upon the giving of notice prior to such automatic renewal within the time periods set forth in the employment agreement. Pursuant to the employment agreement, Mr. Haddock is entitled to an annual base salary of $195,000 and was granted a total of 5,263,493 restricted shares of the Company’s common stock. The restricted shares may not be sold by the executive, provided that such shares will become saleable in 1,754,498 blocks during the 12 month periods ending January 30, 2014, 2015 and 2016 if the Company’s market value reaches specific indicators, and will become fully vested if the Company or any of its assets is sold in whole or in part for at least $20 million. In addition, Mr. Haddock is entitled to a bonus in the CEO’s discretion and subject to the achievement of certain growth objectives as set forth in the employment agreement and will receive standard benefits provided by the Company to its executives.

Option Grants in Last Fiscal Year

During the years ended September 30, 2011 and 2010, we did not grant any options to our officers and directors.

On August 14, 2012, we granted 6,000,000 options to our CEO pursuant to his employment agreement. Of the 6,000,000 options, 2,000,000 vested on January 31, 2013 and are exercisable at a price of $0.50 per share, 2,000,000 will vest on January 31, 2014 and are exercisable at a price of $1.00 per share, and 2,000,000 will vest on January 31, 2015 and are exercisable at a price of $2.00 per share.

The fair value of the first tranche was estimated at the date of the agreement, August 14, 2012, using the Black- Scholes Option Pricing Model with the current value of the stock on the agreement date at $0.33; dividend yield of 0%; risk-free interest rate of 0.39%; volatility rate of 197.64%; and expiration date of three years. The value of the 6,000,000 options was determined to be $1,686,600. The total value of the options granted will be amortized over the life of the options (39 months) and is is recorded as an option expense and included in general and administrative expenses.

Director Compensation

Because all of the members of our Board of Directors are also executive officers, we do not currently have an established compensation package for directors, and they do not receive any additional compensation for serving as directors.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Transactions with Related Persons

The Company records rent for its office space that is paid to Marcus Frasier, the President of the Company. Monthly rent is $3,000. Subsequently, in May 2012, the Company entered into an Agreement of Sale to purchase the office building from the Company’s President for the independently appraised value of $170,000. On September 17, 2012 the sale closed.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined in Section 803A of the NYSE Amex LLC Company Guide. Since the OTC pink sheets does not have rules regarding director independence, the Board of Directors makes its determination as to director independence based on the definition of “independence” as defined under the NYSE rules.

ITEM 8.	LEGAL PROCEEDINGS

Our wholly-owned subsidiary, DatPiff, was named in a complaint filed on July 9, 2012 in the United States District Court for the Southern District of New York by Robert Hall, P/K/A “Lord Finesse”, that alleges copyright infringement, unfair competition, unjust enrichment, interference, deceptive trade practices, and a number of related state law claims. On December 9, 2012, the Company settled the action. The settlement was not material to our business, financial condition or results of operations.

Our wholly-owned subsidiary, DatPiff, was named in a complaint filed on November 21, 2012 in the United States District Court for the Eastern District of New York by Patrick Berlinquette that alleges copyright infringement, unfair competition, unjust enrichment, interference, deceptive trade practices, and a number of related state law claims. On December 10, 2012, the Company responded to the complaint denying knowledge and information sufficient to form a belief as to the truth of the allegations. On March 8, 2013, the Company settled the action. The settlement was not material to our business, financial condition or results of operations.

In addition, on May 7, 2013, the Company received a subpoena from the Denver Regional Office of the SEC seeking information and documents concerning its financial statements, including the restatement of its financial statements in connection with an ongoing SEC investigation of the Company. The Company is cooperating fully with the SEC with respect to its requests.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as noted above, we are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock is quoted on the OTC pink sheets under the symbol “IDLM”. The following table indicates the high and low bid prices of our common shares for the periods indicated. These quotations represent prices between dealers and may not include retail markups, markdowns or commissions and may not necessarily represent actual transactions.

2012			2011
Quarter ended	High	Low	Quarter ended	High	Low
December 31, 2011	$0.18	$0.08	December 31, 2010	$0.56	$0.13
March 31, 2012	$0.19	$0.09	March 31, 2011	$0.46	$0.15
June 30, 2012	$0.30	$0.11	June 30, 2011	$0.35	$0.07
September 30, 2012	$0.38	$0.20	September 30, 2011	$0.25	$0.05

Holders of Common Stock

As of December 24, 2013, we had approximately 41stockholders of record.

Dividends

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

●	our financial condition;
●	earnings;
●	capital requirements;
●	prior claims of preferred stock to the extent issued and outstanding; and
●	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

Securities Authorized for Issuance under Equity Compensation Plans

	Number of Options	Weighted average exercise Price per share	Weighted average remaining contractual life (in years)
Balance, September 30, 2009	-	$-	-
Granted	-	-	-
Exercised	-	-	-
Expired / cancelled	-	-	-
Balance, September 30, 2010	-	$-	-
Granted	-	-	-
Exercised	-	-	-
Expired / cancelled	-	-	-
Balance, September 30, 2011	-	$-	-
Granted	6,000,000	1.17	3.875
Exercised	-	-	-
Expired / cancelled	-	-	-
Balance, September 30, 2012	6,000,000	$1.17	3.875

ITEM 10.     RECENT SALES OF UNREGISTERED SECURITIES.

Recent Sales of Unregistered Securities

On May 19, 2010, in connection with the consummation of the Exchange and the other transactions contemplated by the Exchange Agreement, we issued 40,000,000 restricted shares of common stock to Zoeter, LLC in consideration of 100% of the membership units of DatPiff. The shares of common stock were issued pursuant to Section 4(a)(2) of the Securities Act of 1933. We believe the issuance and sales of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(a)(2). The shares were sold directly by us and did not involve a public offering or general solicitation. The offering was not underwritten and no commissions or finders’ fees were paid. The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the financial statements and other reports and information filed by the Company with the SEC. We reasonably believed that the recipients, immediately prior to the sale of the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to the investment decision.

On August 14, 2012, we issued 5,263,493 shares of common stock to Mr. Haddock as compensation pursuant to his employment agreement. The shares of common stock were issued pursuant to Section 4(a)(2) of the Securities Act of 1933.

On September 25, 2012, the Company issued 1,000,000 shares of its common stock to Kyle Reilly, the Company’s EVP of Music pursuant to an employment agreement for a fair market value of $290,000 based on the quoted market price of the shares at the time of the agreement ($0.29 per share).

Repurchase of Securities

On August 29, 2012 the Company purchased 4,000,000 shares of its common stock in a privately negotiated transaction from a shareholder for $200,000. The shares are shown at cost as a separate item in the consolidated financial statements and are held as treasury stock. The treasury stock may be retired or used by the Company to finance or execute acquisitions or other arrangements.

ITEM 11.     DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 60,746,743 shares are outstanding as of the date this Registration Statement was initially filed. Common stock holders are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Common stock holders are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution, or winding up of the Company, the common stockholders are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid, and non-assessable.

Preferred Stock

Our Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares of preferred stock are issued or outstanding as of the date this Registration Statement was initially filed. The preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our Board of Directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

●     adopt resolutions;

●     to issue the shares;

●     to fix the number of shares;

●     to change the number of shares constituting any series; and

●     to provide for or change the following:

-	the voting powers;
-	designations;
-	preferences; and
-	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
*	dividend rights (including whether dividends are cumulative);
*	dividend rates;
*	terms of redemption (including sinking fund provisions);
*	redemption prices;
*	conversion rights; and
*	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

ITEM 12.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our articles of incorporation and bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by Nevada law.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a director if he or she acted in good faith and in a manner he or she believed to be in our best interests.

ITEM 13.     FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Our financial statements, notes thereto and the related independent registered public accounting firm’s report are set forth following the signature page to this registration statement beginning on page F-1 and are incorporated herein by reference.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

We have had no disagreements with our independent auditors on accounting or financial disclosures.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements:

The financial statements listed in the "Index to Consolidated Financial Statements" at page 38 are filed as part of this report.

(b)	Exhibit Index:

The following exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit Description
3(i)(a)*	Articles of Incorporation dated April 25, 2008
3(i)(b)*	Certificate of Amendment to Articles of Incorporation dated February 23, 2010
3(ii)(a)*	Bylaws
4*	Instruments defining the rights of security holders: (a)Articles of Incorporation (filed as exhibits 3(i)(a) and 3(i)(b) hereto (b) Bylaws (filed as exhibit 3(ii)(a) hereto
10.1*

Stock Exchange Agreement and Plan of Reorganization dated as of March 18, 2010, by and among Idle Media Inc. Zoeter, LLC, Marcus Frasier and Bryan Sawarynski (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2010)

10.2*	Employment Agreement of Raphael Haddock, dated January 17, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 17, 2012)
10.3#	Employment Agreement of Marcus Frasier, dated August 14, 2012
10.4#	Employment Agreement of Raphael Haddock, dated August 14, 2012
10.5#	Stock Purchase Agreement, dated as of August 29, 2012, by and among the Company and Monteverde, LP
10.6#	Offer to Purchase Agreement effective May 21, 2012, between Idle Media, Inc. and Marcus Frasier
23.1#	Consent of De Joya Griffith & Company, LLC

* Previously filed.
# Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

IDLE MEDIA, INC.

By: /s/ Marcus Frasier

       Marcus Frasier, President, Chief Executive Officer and Director

Date: December 30, 2013

By: /s/ Raphael P. Haddock

       Raphael P. Haddock, Chief Financial Officer and Director

Date: December 30, 2013

IDLE MEDIA, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Idle Media, Inc.

We have audited the accompanying consolidated balance sheets of Idle Media, Inc. (the “Company”) as of September 30, 2011 and 2010 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. Idle Media, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Idle Media, Inc. as of September 30, 2011 and 2010 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the financial statements as of September 30, 2011 and 2010 have been restated to correct a misstatement.

/s/ De Joya Griffith, LLC

Henderson, Nevada

December 27, 2013

Corporate Headquarters:

 De Joya Griffith, LLC

 2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049

IDLE MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Audited) (Restated)

	September 30,
	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$1,120,677	$428,142
Accounts receivable	259,752	214,489
Prepaid expenses	33,000	-
Total current assets	1,413,429	642,631

Fixed assets, net	2,351	-
Intangible assets, net	36,650	33,127

Total assets	$1,452,430	$675,758

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$142,178	$108,617
Deferred revenue	15,109	22,182
Accrued expenses and other current liabilities	539,979	126,109
Total current liabilities	697,266	256,908
Total liabilities	697,266	256,908

Stockholders' Equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value; 100,000,000 shares authorized, 58,483,250 shares issued and outstanding at September 30, 2011 and September 30, 2010, respectively	58,483	58,483
Additional paid-in capital	17,223	17,223
Related party receivable	(24,481)	(4,300)
Retained earnings	703,939	347,444
Total stockholders' equity	755,164	418,850

Total liabilities and stockholders' equity	$1,452,430	$675,758

The accompanying notes are an integral part of these consolidated financial statements.

IDLE MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Audited)
(Restated)

	Years Ended September 30,
	2011	2010
Revenues:
Advertising and sponsorship revenue	$2,850,933	$1,922,652
Subscriptions and gaming revenue	48,190	63,539
Other revenue	485	1,771
Total revenue	2,899,608	1,987,962

Cost of sales	1,222,164	530,665
Gross profit	1,677,444	1,457,297

Operating expenses:
Selling, general and administrative	1,100,151	524,873
Depreciation and amortization	12,364	346
Research and development	20,807	-
Gain on forgiveness of accounts payable	-	(4,500)
Impairment of computer equipment	-	833
Total operating expenses	1,133,322	521,552

Net income before provision for income taxes	544,122	935,745
Provision for income taxes	(187,627)	(90,108)

Net income	$356,495	$845,637

Basic income per common share:	$0.01	$0.02
Weighted average shares of common stock outstanding - basic and diluted	58,483,250	46,785,632

The accompanying notes are an integral part of these consolidated financial statements.

IDLE MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Audited)
(Restated)

	Preferred Stock		Common Stock		Additional paid-in	Accounts receivable,	Retained	Total Stockholders'
	Shares	Amount	Shares	Amount	capital	related party	Earnings	Equity
Balance - September 30, 2009	-	$-	40,000,000	$40,000	$-	$-	$107,201	$147,201

Distributions from DatPiff, prior to reverse acquisition	-	-	-	-	-	-	(467,873)	(467,873)

Settlement of related party advance	-	-	-	-	17,223	-	-	17,223

Reverse acquisition and recapitalization	-	-	18,483,250	18,483	-	-	(67,521)	(49,038)

Accounts receivable, related party	-	-	-	-	-	(4,300)	-	(4,300)

Deemed distribution from website sale	-	-	-	-	-	-	(70,000)	(70,000)

Net income	-	-	-	-	-	-	845,637	845,637

Balance - September 30, 2010	-	-	58,483,250	58,483	17,223	(4,300)	347,444	418,850

Accounts receivable, related party	-	-	-	-	-	(20,181)	-	(20,181)

Net income	-	-	-	-	-	-	356,495	356,495

Balance - September 30, 2011	-	$-	58,483,250	$58,483	$17,223	$(24,481)	$703,939	$755,164

The accompanying notes are an integral part of these consolidated financial statements.

IDLE MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Audited)
(Restated)

	Years Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$356,495	$845,637
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,364	346
Impairment of computer equipment	-	833
Gain on forgiveness of accounts payable	-	(4,500)
Changes in operating assets and liabilities:
Accounts receivable	(45,263)	(94,068)
Related party receivable	(20,181)	(4,300)
Prepaid expenses	(33,000)	-
Accounts payable	33,561	50,798
Deferred revenue	(7,073)	7,835
Accrued expenses and other current liabilities	413,870	126,109
Net cash provided by operating activities	710,773	928,690

Cash flows from investing activities:
Purchase of intangible assets	(15,100)	(33,472)
Purchase of fixed assets	(3,138)	-
Net cash used in investing activities	(18,238)	(33,472)

Cash flows from financing activities:
Cash acquired at merger	-	103
Member distributions	-	(70,000)
Distributions pre reverse merger	-	(467,873)
Net cash used in financing activities	-	(537,770)

Net increase in cash and cash equivalents	692,535	357,448
Cash and cash equivalents beginning of period	428,142	70,694
Cash and cash equivalents at end of period	$1,120,677	$428,142

Supplemental disclosure of cash flow information:
Cash payments for interest	$-	$-
Cash payments for income taxes	$-	$-

Non-cash investing and financing activities:
Related party account payable forgiven	$-	$17,223
Acquisition of security deposit at reverse acquisition	$-	$500
Acquisition of assets at reverse acquisition	$-	$833
Acquisition of accounts payable at reverse acquisition	$-	$(50,474)
Reverse acquisition and recapitalization effect on common stock	$-	$(18,483)
Reverse acquisition and recapitalization effect on retained earnings	$-	$67,521

The accompanying notes are an integral part of these consolidated financial statements.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company is a digital media company which develops and maintains a family of websites focused on the urban market. Foremost of these sites is DatPiff.com, a mixtape website launched in 2005 that features Rap and Hip-hop music. The Company’s other sites include HipHopEarly.com, which streams Hip-hop tracks of the day, and Clipcartel.com, a video site featuring music videos, artist interviews and viral clips. Additionally, the Company has a games division and has developed and maintains both web-based games and mobile apps.

The Company was incorporated under the laws of the State of Nevada on April 25, 2008 as “National Golf Emporium, Inc.” On February 23, 2010, the Company amended its articles of incorporation and changed its name to Idle Media, Inc.

On March 18, 2010, the Company entered into a Stock Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with Zoeter, LLC (formerly Idle Media, LLC) (“Zoeter”) to acquire 100% of the issued and outstanding membership units of DatPiff, LLC (“DatPiff”) in consideration for the issuance to Zoeter of 40,000,000 restricted shares of common stock of Idle Media, Inc. (the “Exchange”). Closing of the Exchange was contingent upon DatPiff supplying its audited financial statements as required by Regulation S-X of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) among other terms and conditions specified in the Exchange Agreement.

In connection with the Exchange Agreement, Bryan Sawarynski, the then principal shareholder of the Company, holding 69,000,000, or approximately 85%, of the 81,483,250 then total issued and outstanding shares of common stock of the Company, agreed to cancel his ownership of 63,000,000 common shares (the “Cancellation”). Subsequent to the Cancellation, Mr. Sawarynski held 6,000,000 shares of common stock of the Company.

On May 19, 2010, the Exchange and Cancellation were completed, resulting in a change in control of the Company, with Zoeter owning 40,000,000 shares of common stock of the Company, or 68.4% of the 58,483,250 then total issued and outstanding shares. As a result of the consummation of the Exchange, (i) DatPiff became a wholly-owned subsidiary of the Company and (ii) the Company succeeded to the business of DatPiff as its sole business. Also, Marcus Frasier (the sole member of Zoeter) and Kyle Reilly were elected directors of the Company and appointed as its executive officers.

For accounting purposes, the acquisition of DatPiff by Idle Media, Inc. has been recorded as a reverse acquisition of a public company and recapitalization of DatPiff based on the factors demonstrating that DatPiff represents the accounting acquirer. The Company changed its business direction and now develops and manages DatPiff.com, a website of free mixtapes for consumers to download music from new and upcoming Rap and Hip Hop artists, as well as other music, music video and game websites and mobile phone applications.

Principles of Consolidation

The consolidated financial statements include the accounts of Idle Media, Inc. (a Nevada corporation) and its wholly-owned subsidiary DatPiff, LLC (a Pennsylvania limited liability company). All significant inter-company balances and transactions have been eliminated. Idle Media, Inc. and DatPiff are collectively referred to herein as the “Company”.

Restatement

The Company initially filed its Registration Statement on Form 10 reporting Zoeter, the Company’s majority shareholder which is owned by Marcus Frasier, Chief Executive Officer and President of the Company, as a variable interest entity under Accounting Standards Codification (“ASC”) 810-10-45-16, “Variable Interest Entity”. On January 3, 2013, the Company determined that it is no longer able to conclude that Zoeter constitutes a variable interest entity, necessitating the restatement of its financial statements (the “Restatement”). In addition, the Company determined that during the fiscal years ended September 30, 2010 and 2011, certain revenues recorded by Zoeter were derived by DatPiff.com, an asset of DatPiff and therefore properly allocable to DatPiff, and that Zoeter had little activity requiring subordinated financial support, as a result of which certain expenses recorded by Zoeter were properly allocable to DatPiff. These amounts had previously been eliminated in consolidation.

Zoeter created DatPiff.com in 2008. Zoeter established and maintained bank and PayPal accounts that received payments in connection with DatPiff.com. When Zoeter subsequently transferred the website to its then wholly-owned subsidiary, DatPiff, on March 15, 2009 the bank and PayPal accounts connected with DatPiff.com remained with Zoeter. Following consummation of the Exchange on May 19, 2010, because of logistical problems in creating a new PayPal account for the Company related to DatPiff.com, or transferring the existing PayPal account to the Company, certain cash generated by DatPiff.com continued to be paid into the PayPal account owned by Zoeter. Zoeter continued to record cash receipts and disbursements as revenues and expenses within its ledger, when in fact such revenues and expenses should have been allocated to, and recorded by, DatPiff. Due to the treatment of Zoeter as a variable interest entity, the effect on the Company’s financial statements was eliminated in consolidation.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

Following its determination that Zoeter is not a variable interest entity and in connection with the Restatement, the Company has analyzed all transactions beginning March 15, 2009 (the date of transfer of DatPiff.com to DatPiff) through June 30, 2012, to determine which revenues are allocable to DatPiff based on which entity’s property generated the revenues and, because cash from the legacy PayPal account was used to pay expenses of the Company, the Company has also analyzed those transactions to determine the extent to which revenue attributed to Zoeter was used to pay expenses or other obligations of the Company.  To the extent to which the Company, Zoeter and DatPiff shared assets in operating their respective businesses during this period, it is impracticable for the Company to attribute the expenses generated by the respective entities or the shared portion of the expenses. and, accordingly, the Company has based its allocation of expenses for the shared assets for the fiscal years ended September 30, 2010 and 2011 on the percent of revenues generated by the applicable website and the owner of that website.

The Company filed a Current Report on Form 8-K with the SEC on January 15, 2013 to report its determination that the Restatement was necessary, and subsequently filed Current Reports on Form 8-K/A with the SEC on January 28, 2013, February 7, 2013 and February 21, 2013, to provide further information regarding the Restatement in which preliminary information was reported, certain of which the Company has determined to have been erroneous. In particular, in its Current Reports on Form 8-K/A filed with the SEC on February 7, 2013 and February 21, 2013, the Company reported the existence of a receivable from Zoeter of $1,077,000 which, as explained below, among other things resulted from incorrectly recording as amounts owed to the Company $623,279 that had been generated by DatPiff prior to the consummation of the Exchange and therefore properly allocated to Zoeter.

The Company has recorded the allocated revenues and expenses from Zoeter within its income statement with a corresponding adjustment to the previously-reported receivable from Zoeter. As set forth on the Company’s restated financial statements, this receivable (shown as accounts receivable, related party, in the restated Consolidated Balance Sheet for the fiscal years ended September 30, 2010 and 2011, set forth below), in the amount of $24,481, comprises $586,430 in allocated revenues offset by $245,161 in allocated cost of sales and $319,118 in allocated operating expenses. The remaining $2,330 relates to cash paid to Marcus Frasier, the Company's CEO primarily for income tax expenses relating to income generated by DatPiff. The previously erroneously reported amount of $1,077,000 included $1,142,996 of revenues generated by DatPiff prior to the Exchange and therefore properly allocable to Zoeter, and did not adjust for post-Exchange expenses allocable to the Company of $519,717. (See Note 8.) The Company has determined that Zoeter is legally obligated to repay the receivable and intends to seek an agreement with Zoeter pursuant to which the receivable will be repaid.  Because Zoeter is considered a related party, the Company has recorded the receivable from Zoeter as a reduction in stockholders’ equity in accordance with ASC 310-10-S99-3 (SAB Topic 4.G) and Rule 5-02.30 of Regulation S-X.

In addition, because Mr. Frasier is the sole owner of Zoeter, a pass-through entity, the erroneous allocation of revenues to Zoeter resulted in Mr. Frasier being assessed personal income tax on those amounts. As this revenue was actually Company revenue used primarily to pay expenses of the Company, Mr. Frasier incurred these additional taxes on behalf of the Company and the Company therefore reimbursed him for such amounts. As a result of the Restatement, this revenue will now be reported as revenue of the Company in the Company’s tax filings. The Company understands that Zoeter and Mr. Frasier will amend their tax returns to reflect the changes in income and expenses as a result of the Restatement. As such, Mr. Frasier may receive a tax refund for the period for which he was previously reimbursed for tax liabilities by the Company. To the extent that Mr. Frasier does receive a refund, the Company and Mr. Frasier intend to enter into an agreement whereby any such refund will be paid over by Mr. Frasier, up to the amount of the reimbursement that Mr. Frasier had received from the Company.

PLEASE NOTE THAT PURSUANT TO ASC 250-10-50-7 WE ARE REQUIRED TO DESCRIBE SEPARATELY HEREIN THE EFFECTS OF ALL PREVIOUS RESTATEMENTS OF THE COMPANY’S FINANCIAL STATEMENTS. ACCORDINGLY, THE INFORMATION SET FORTH UNDER “1. RESTATEMENT” REPRESENTS THE COMPANY’S FINAL RESTATED FINANCIAL STATEMENTS FOR THE APPLICABLE PERIODS. THE INFORMATION SET FORTH UNDER “2. PRIOR RESTATED INFORMATION” REPRESENTS PREVIOUSLY REPORTED INFORMATION THAT IS PRESENTED ONLY TO COMPLY WITH ASC 250-10-50-7 AND IS NO LONGER ACCURATE, DOES NOT REPRESENT THE FINAL RESTATED FINANCIAL STATEMENTS OF THE COMPANY AND SHOULD BE READ ONLY IN CONJUNCTION WITH THE RESTATED FINANCIAL INFORMATION SET FORTH UNDER “1. RESTATEMENT.”

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

1. RESTATEMENT.

The following is a summary of the impact of these restatements on the Company’s Consolidated Balance Sheet at September 30, 2011:

	September 30, 2011
	As previously	Error
	reported	correction		As restated
Cash	$1,123,895	$(3,218)	(a)	$1,120,677
Accounts receivable	$249,871	$9,881	(a)	$259,752
Total current assets	$1,406,766	$6,663	(a)	$1,413,429

Accrued expenses and other current liabilities	$682,521	$(11,126)	(a)	$539,979
		$(131,416)	(b)
Total current liabilities	$839,807	$(11,125)	(a)	$697,266
		$(131,416)	(b)

Retained earnings	$1,022,095	$192,486	(a)	$703,939
		$(131,416)	(b)
		$(137,062)	(c)
		$(242,164)	(d)
Non-controlling interest	$(448,605)	$448,605	(a)	$-
Related party receivable	$-	$(24,481)	(a)	$(24,481)
Total stockholders' equity	$649,196	$616,610	(a)	$755,164
		$(131,416)	(b)
		$(137,062)	(c)
		$(242,164)	(d)

(a)	Deconsolidation of Zoeter.
(b)	To correct income tax provision based on restated net income before provision for income taxes.
(c)	To record DatPiff revenue and expense previously recorded by Zoeter.
(d)	To reclassify accounts receivable, related party.

The following is a summary of the impact of these restatements on the Company’s Consolidated Balance Sheet at September 30, 2010:

	September 30, 2010
	As previously	Error
	reported	correction		As restated
Cash	$461,404	$(33,262)	(a)	$428,142
Accounts receivable	$212,407	$2,082	(a)	$214,489
Total current assets	$673,811	$(31,180)	(a)	$642,631

Accrued expenses and other current liabilities	$234,670	$(108,561)	(b)	$126,109

Total current liabilities	$365,469	$(108,561)	(b)	$256,908

Retained earnings	$576,237	$454,276	(a)	$347,444
		$(108,561)	(b)
		$(330,281)	(c)
		$(244,227)	(d)
Non-controlling interest	$(243,906)	$243,906	(a)	$-
Related party receivable	$-	$(4,300)	(a)	$(4,300)
Total stockholders' equity	$408,037	$144,464	(a)	$418,850
		$(30,374)	(b)
		$(330,281)	(c)
		$244,227	(d)
		$(17,223)	(d)

(a)	Deconsolidation of Zoeter.
(b)	To correct income tax provision based on restated net income before provision for income taxes.
(c)	To record DatPiff revenue and expense previously recorded by Zoeter.
(d)	To reclassify accounts receivable, related party.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statement of Operations for the fiscal year ended September 30, 2011:

	Year ended September 30, 2011
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$2,550,252	$24,045	(a)	$2,850,933
		$276,636	(c)
Subscriptions and gaming revenue	$327,524	$(433,086)	(a)	$48,190
		$153,752	(c)
Other revenue	$14,758	$(25,211)	(a)	$485
		$10,938	(c)
Total revenue	$2,892,534	$(434,252)	(a)	$2,899,608
		$441,326	(c)

Cost of sales	$1,222,147	$(249,085)	(a)	$1,222,164
		$249,102	(c)

Selling, general and administrative	$1,099,078	$(330,560)	(a)	$1,100,151
		$329,287	(c)
		$2,346	(d)
Depreciation and amortization	$35,696	$(23,332)	(d)	$12,364
Research and development	$23,346	$(2,539)	(a)	$20,807
Total operating expenses	$1,158,120	$(333,099)	(a)	$1,133,322
		$329,287	(c)
		$(20,986)	(d)

Net income before provision for income taxes	$512,267	$147,932	(a)	$544,122
		$(137,063)	(c)
		$20,986	(d)
Provision for income taxes	$(241,341)	$53,714	(b)	$(187,627)

Net income	$270,926	$147,932	(a)	$356,495
		$53,714	(b)
		$(137,063)	(c)
		$20,986	(d)
Net (income) attributed to non-controlling interest	$177,278	$(40,215)	(a)	$-
		$(137,063)	(c)

(a)	Deconsolidation of Zoeter.
(b)	To correct income tax provision based on restated net income before provision for income taxes.
(c)	To record DatPiff’s revenue and expense previously recorded by Zoeter.
(d)	To reclassify accounts receivable, related party.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statement of Operations for the fiscal year ended September 30, 2010:

	Year ended September 30, 2010
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$1,755,528	$(291,521)	(a)	$1,922,652
		$458,645	(c)
Subscriptions and gaming revenue	$468,011	$(823,718)	(a)	$63,539
		$419,246	(c)
Other revenue	$126,488	$(124,717)	(a)	$1,771
Total revenue	$2,350,027	$(1,239,956)	(a)	$1,987,962
		$877,891	(c)

Cost of sales	$494,078	$(13,085)	(a)	$530,665
		$49,672	(c)

Selling, general and administrative	$640,046	$(781,646)	(a)	$524,873
		$497,938	(c)
		$168,535	(d)
Depreciation and amortization	$3,777	$(3,431)	(a)	$346
Total operating expenses	$640,156	$(785,077)	(a)	$521,552
		$497,938	(c)
		$168,535	(d)

Net income before provision for income taxes	$1,215,793	$(441,794)	(a)	$935,745
		$330,281	(c)
		$(168,535)	(d)
Provision for income taxes	$(167,810)	$77,702	(b)	$(90,108)

Net income	$1,047,983	$(441,794)	(a)	$845,637
		$77,702	(b)
		$330,281	(c)
		$(168,535)	(d)
Net (income) attributed to non-controlling interest	$342,889	$(342,889)	(a)	$-

(a)	Deconsolidation of Zoeter.
(b)	To correct income tax provision based on restated net income before provision for income taxes.
(c)	To record DatPiff’s revenue and expense previously recorded by Zoeter.
(d)	To reclassify accounts receivable, related party.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Equity for the fiscal years ended September 30, 2011 and 2010:

	Statement of Stockholders’ Equity
	As previously	Error
	reported	Correction		As restated
Balance September 30, 2009 - Retained earnings	$107,198	$3	(a)	$107,201
Balance September 30, 2009 - Non-controlling interest	$(21,326)	$21,326	(a)	$-
Balance September 30, 2009 - Total Stockholder's Equity	$125,872	$21,329	(a)	$147,201

Distributions – 2010	$(168,534)	$(299,339)	(e)	$(467,873)
Non-controlling interest distributions – 2010	$(565,469)	$565,469	(a)	$-
Forgiveness of related party advance and receivables – 2010	$-	$17,223	(d)	$17,223
Accounts receivable, related party	$-	$(4,300)	(c)	$(4,300)
Net income attributable to Idle Media, Inc. – 2010	$705,094	$8,797	(b)	$845,637
		$300,280	(c)
		$(168,534)	(d)
Net income attributable to non-controlling interest - 2010	$342,889	$(12,608)	(a)	$-
		$(330,281)	(c)

Balance September 30, 2010 – Accounts receivable, related party	$-	$(4,300)	(c)	$(4,300)
Balance September 30, 2010 - Retained earnings	$576,237	$(50,631)	(a)	$347,444
		$(92,108)	(b)
		$(330,281)	(c)
		$244,227	(d)
Balance September 30, 2010 - Non-controlling interest	$(243,906)	$(86,375)	(a)	$-
		$330,281	(c)
Balance September 30, 2010 - Total Stockholder's Equity	$408,037	$(95,709)	(a)	$418,850
		$(120,482)	(b)
		$(17,223)	(c)
		$244,227	(d)

Distributions - 2011	$(2,346)	$2,346	(d)	$-
Accounts receivable, related party	$-	$(20,181)	(c)	$(20,181)
Non-controlling interest distributions - 2011	$(27,421)	$27,421	(a)	$-
Net income attributable to Idle Media, Inc. - 2011	$448,204	$47,701	(b)	$356,495
		$(137,064)	(c)
		$(2,346)	(d)
Net income attributable to non-controlling interest - 2011	$(177,278)	$40,214	(a)	$-
		$137,064	(c)

Balance September 30, 2011 – Accounts receivable, related party	$-	$(24,481)	(c)	$(24,481)
Balance September 30, 2011 - Retained earnings	$1,022,095	$109,719	(a)	$703,939
		$(48,647)	(b)
		$(137,064)	(c)
		$(242,164)	(d)
Balance September 30, 2011 - Non-controlling interest	$(448,605)	$311,538	(a)	$-
		$137,067	(c)
Balance September 30, 2011 - Total Stockholder's Equity	$649,196	$551,066	(a)	$755,164
		$(48,647)	(b)
		$(137,064)	(c)
		$(259,387)	(d)

(a)	Deconsolidation of Zoeter.
(b)	To correct income tax provision based on restated net income before provision for income taxes.
(c)	To record DatPiff revenue and expense previously recorded by Zoeter.
(d)	To reclassify accounts receivable, related party.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statement of Cash Flows for the fiscal year ended September 30, 2011:

	Year ended September 30, 2011
	As previously	Error
	reported	correction		As restated
Net income	$270,926	$175,843	(a)	$356,495
		$49,134	(b)
		$(137,062)	(c)
		$(2,346)	(d)
Depreciation and amortization	$35,696	$(23,332)	(a)	$12,364
Accounts receivable	$(37,464)	$(7,799)	(a)	$(45,263)
Accounts receivable, related party	$-	$(20,181)	(c)	$(20,181)
Accrued expenses and other current liabilities	$447,851	$14,666	(a)	$413,870
		$(48,647)	(b)
Net cash provided by operating activities	$710,496	$159,376	(a)	$710,773
		$487	(b)
		$(157,243)	(c)
		$(2,346)	(d)
Distributions	$(2,346)	$2,346	(d)	$-
Distributions to non-controlling interest holders	$(27,421)	$27,421	(a)	$-
Net cash used in financing activities	$(29,767)	$27,421	(a)	$-
		$2,346	(d)
Net increase in cash	$662,491	$353,209	(a)	$692,535
		$487	(b)
		$(137,062)	(c)
		$(186,590)	(d)

(a)	Deconsolidation of Zoeter.
(b)	To correct income tax provision based on restated net income before provision for income taxes.
(c)	To record DatPiff revenue and expense previously recorded by Zoeter.
(d)	To reclassify accounts receivable, related party.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statement of Cash Flows for the fiscal year ended September 30, 2010:

	Year ended September 30, 2010
	As previously	Error
	reported	correction		As restated
Net income	$1,047,983	$(363,606)	(a)	$845,637
		$330,280	(c)
		$(486)	(b)
		$(168,534)	(e)
Depreciation and amortization	$3,777	$(3,431)	(a)	$346
Accounts receivable	$(89,592)	$(4,476)	(a)	$(94,068)
Accounts receivable, related party	$-	$239,928	(c)	$(4,300)
		$(244,228)	(d)
Accounts payable	$33,952	$16,846	(a)	$50,798
Deferred revenue	$(11,192)	$19,027	(c)	$7,835
Accrued expenses and other current liabilities	$234,670	$(108,561)	(b)	$126,109
Net cash provided by operating activities	$1,215,931	$(354,667)	(a)	$928,690
		$(109,047)	(b)
		$589,235	(c)
		$(244,228)	(d)
		$(168,534)	(e)

Purchase of intangible assets	$(103,222)	$69,750	(a)	$(33,472)
Net cash used in investing activities	$(103,222)	$69,750	(a)	$(33,472)

Distributions	$(168,534)	$98,534	(e)	$(70,000)
Distributions pre reverse merger	$-	$(467,873)	(e)	$(467,873)
Distributions to non-controlling interest holders	$(565,469)	$565,469	(a)	$-
Net cash used in financing activities	$(734,003)	$565,469	(a)	$(537,770)
		$(369,236)	(e)
Net increase in cash	$378,809	$234,700	(a)	$357,448
		$(30,860)	(b)
		$19,027	(c)
		$(244,228)	(d)

(a)	Deconsolidation of Zoeter.
(b)	To correct income tax provision based on restated net income before provision for income taxes.
(c)	To record DatPiff revenue and expense previously recorded by Zoeter.
(d)	To reclassify related party advance and receivables.
(e)	To reclassify member distributions as compensation expense.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

PLEASE NOTE THAT PURSUANT TO FASB ASC 250-10-50-7 WE ARE REPORTING THE EFFECTS OF ALL RESTATED FINANCIALS AS THEY WERE SUBMITTED PREVIOUSLY. THE FOLLOWING CHANGES, SET FORTH UNDER "2. PRIOR RESTATED INFORMATION", AS REPORTED IN THE COMPANY'S REGISTRATION STATEMENT ON FORM 10-A/4, HAVE BEEN SUPERSEDED.

2. PRIOR RESTATED INFORMATION

Upon completion of the Company’s September 30, 2011 / 2012 financial statements, accounting errors were discovered that required the restatement of amounts previously reported in the Company’s Registration Statement on Form 10.

The following is a summary of the impact of these restatements on the Company’s Consolidated Balance Sheet at September 30, 2011:

	September 30, 2011
	As previously	Error
	reported	Correction		As restated
Deferred tax asset	$67,029	$(67,029)	(a)	$-

Total current assets	$1,473,795	$(67,029)	(a)	$1,406,766

Accounts payable	$85,738	$56,440	(b)	$142,178
Accrued expenses and other current liabilities	$769,303	$(86,782)	(a)	$682,521

Total current liabilities	$870,149	$56,440	(b)	$839,807
		$(86,782)	(a)
Retained earnings	$1,058,782	$(36,687)	(a)	$1,022,095
Total stockholders’ equity	$685,883	$(36,687)	(a)	$649,196

(a)	To correct income tax provision based on restated net income before provision for income taxes.
(b)	To correct errors consisting of improper cut-off of expenses attributable to DatPiff.

The following is a summary of the impact of these restatements on the Company’s Consolidated Balance Sheet at September 30, 2010:

	September 30, 2010
	As previously	Error
	reported	correction		As restated
Deferred tax asset	$6,907	$(6,907)	(a)	$-
Total current assets	$680,718	$(6,907)	(a)	$673,811
Accrued expenses and other current liabilities	$241,577	$6,907	(a)	$234,670
Total current liabilities	$372,376	$6,907	(a)	$365,469

(a)	To correct income tax provision based on restated net income before provision for income taxes.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

The following is a summary of the impact of these restatements on the Company’s Consolidated Income Statement for the fiscal year ended September 30, 2011:

	September 30, 2011
	As previously	Error
	reported	Correction		As restated
Advertising and sponsorship revenue	$2,265,315	$284,937	(a)	$2,550,252
Subscriptions and gaming revenue	$48,190	$279,334	(a)	$327,524
Other revenue	$485	$14,273	(a)	$14,758
Total revenue	$2,313,990	$578,544	(a)	$2,892,534

Cost of sales	$840,100	$325,607	(a)	$1,222,147
		$56,440	(b)
Gross profit	$1,473,890	$252,937	(a)	$1,670,387
		$(56,440)	(b)
Selling, general and administrative	$671,401	$427,677	(a)	$1,099,078
Research and development	$20,807	$2,539	(a)	$23,346
Total operating expenses	$727,904	$430,216	(a)	$1,158,120
Provision for income taxes	$(261,095)	$19,754	(c)	$(241,341)
Net income	$484,891	$(177,279)	(a)	$270,926
		$(56,440)	(b)
		$19,754	(c)
Net income attributable to Idle Media, Inc.	$307,613	$177,278	(a)	$448,204
		$(56,440)	(b)
		$19,753	(c)

(a)	Consolidation of Zoeter.
(b)	To correct errors consisting of improper cut-off of expenses attributable to DatPiff.
(c)	To correct income tax provision based on restated net income before provision for income taxes.

The following is a summary of the impact of these restatements on the Company’s Consolidated Income Statement for the fiscal year ended September 30, 2010:

	Year ended September 30, 2010
	As previously	Error
	reported	Correction		As restated
Advertising and sponsorship revenue	$1,373,313	$382,215	(a)	$1,755,528
Subscription and gaming revenue	$63,539	$404,472	(a)	$468,011
Other revenue	$1,771	$124,717	(a)	$126,488
Total revenue	$1,438,623	$911,404	(a)	$2,350,027

Cost of sales	$442,512	$51,566	(a)	$494,078

Selling, general and administrative	$123,097	$516,949	(a)	$640,046
Total operating expenses	$123,207	$516,949	(a)	$640,156

Net income before provision for income taxes	$872,904	$342,889	(a)	$1,215,793

Net income before non-controlling interest	$705,094	$342,889	(a)	$1,047,983

Net income	$1,047,983	$(342,889)	(a)	$705,094

(a)	Consolidation of Zoeter.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Equity for the fiscal year ended September 30, 2011:

	Statement of Stockholders’ Equity
	As previously	Error
	reported	Correction		As restated
Net income attributable to Idle Media, Inc. - 2011	$484,891	$(56,440)	(a)	$448,204
		$19,753	(b)
Balance September 30, 2011 - Retained earnings	$1,058,782	$(56,440)	(a)	$1,022,095
		$19,753	(b)
Balance September 30, 2011 - Total Stockholder's Equity	$685,883	$(56,440)	(a)	$649,196
		$19,753	(b)

(a)	To correct income tax provision based on restated net income before provision for income taxes.
(b)	To correct certain errors consisting of improper cut-off of expenses attributable to DatPiff.

The following is a summary of the impact of these restatements on the Company’s Consolidated Statement of Cash Flows for the fiscal years ended September 30, 2011:

	September 30, 2011
	As previously	Error
	reported	correction		As restated
Net income	$484,891	$(177,278)	(a)	$270,926
		$(56,440)	(c)
		$19,753	(b)
Net income (loss) attributable to non-controlling interests	$(177,278)	$177,278	(a)	$-
Deferred tax asset	$(60,122)	$60,122	(b)	$-
Accounts payable	$(22,879)	$56,440	(c)	$33,561
Accrued expenses	$527,726	$(79,875)	(b)	$447,851

(a)	Consolidation of Zoeter.
(b)	To correct income tax provision based on restated net income before provision for income taxes.
(c)	To correct errors consisting of improper cut-off of expenses attributable to DatPiff.

The following is a summary of the impact of these restatements on the Company’s Consolidated Statement of Cash Flows for the fiscal years ended September 30, 2010:

	September 30, 2010
	As previously	Error
	reported	correction		As restated
Net income	$705,094	$342,889	(a)	$1,047,983
Net income attributable to non-controlling interests	$342,889	$(342,889)	(a)	$-
Deferred tax asset	$(6,907)	$6,907	(b)	$-
Accrued expenses and other current liabilities	$241,577	$(6,907)	(b)	$234,670

(a)	Consolidation of Zoeter.
(b)	To correct errors in income tax provisions based on restated net income before provision for income taxes.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

The following is a summary of the impact of these restatements on the Company’s Consolidated Balance Sheet at September 30, 2011:

	Year ended September 30, 2011
	As previously	Error
	reported	correction		As restated
Accrued expenses and other current liabilities	$907,009	$(137,706)	(a)	$769,303
Total current liabilities	$1,007,855	$(137,706)	(a)	$870,149

Additional paid-in capital	$-	$17,223	(b)	$17,223
Retained earnings	$938,299	$17,223	(b)	$1,058,782
		$103,260	(a)
Total stockholders' equity	$548,177	$34,446	(b)	$685,883
		$103,260	(a)

(a)	To correct income tax provision based on restated net income before provision for income taxes.
(b)	To recognize settlement of a related party debt.

The following is a summary of the impact of these restatements on the Company’s Consolidated Balance Sheet at September 30, 2010:

	Year ended September 30, 2010
	As previously	Error
	reported	correction		As restated
Accrued expenses and other current liabilities	$379,283	$(137,706)	(a)	$241,577
Total current liabilities	$510,082	$(137,706)	(a)	$372,376

Additional paid-in capital	$-	$17,223	(b)	$17,223
Retained earnings	$455,754	$17,223	(b)	$576,237
		$103,260	(a)
Total stockholders' equity	$270,331	$34,446	(b)	$408,037
		$103,260	(a)

(a)	To correct income tax provision based on restated net income before provision for income taxes.
(b)	To recognize settlement of a related party debt.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

The following is a summary of the impact of these restatements on the Company’s Consolidated Income Statements for the fiscal year ended September 30, 2010:

	Year ended September 30, 2010
	As previously	Error
	Reported	correction		As restated
Provision for income taxes	$(305,516)	$137,706	(a)	$(167,810)
Net income before non-controlling interest	$567,388	$137,706	(a)	$705,094

Net income	$910,277	$137,706	(a)	$1,047,983

(a)	To correct income tax provision based on restated net income before provision for income taxes.

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Stockholders’ Equity for the fiscal years ended September 30, 2011, 2010 and 2009:

	Statement of Stockholders’ Equity
	As previously	Error
	reported	correction		As restated
Settlement of related party advances - 2010	$(17,223)	$34,446	(a)	$17,223
Reverse acquisition and recapitalization	$(14,592)	$(34,446)	(b)	$(49,038)
Net income attributable to Idle Media, Inc. - 2010	$567,388	$137,706	(c)	$705,094

Balance September 30, 2010 - Additional paid-in capital	$-	$17,223	(a)	$17,223
Balance September 30, 2010 - Retained earnings	$455,754	$17,223	(a)	$576,237
		$(34,446)	(b)
		$137,706	(c)
Balance September 30, 2010 - Total stockholders' equity	$270,331	$17,223	(a)	$408,037
		$(17,223)	(b)
		$137,706	(c)

Balance September 30, 2011 - Additional paid-in capital	$-	$17,223	(a)	$17,223
Balance September 30, 2011 - Retained earnings	$938,299	$17,223	(a)	$1,058,782
		$(34,446)	(b)
		$137,706	(c)
Balance September 30, 2011 - Total stockholders' equity	$548,177	$17,223	(a)	$685,883
		$(17,223)	(b)
		$137,706	(c)

(a)	To recognize settlement of a related party debt.
(b)	To correct errors attributed to the recapitalization of the reverse merger.
(c)	To correct income tax provision based on restated net income before provision for income taxes.

The following is a summary of the impact of these restatements on the Company’s Consolidated Statement of Cash Flows for the fiscal year ended September 30, 2010:

	Year ended September 30, 2010
	As previously	Error
	Reported	correction		As restated
Net income	$567,388	$137,706	(a)	$705,094

Changes in accrued expenses and other current liabilities	$379,283	$(137,706)	(c)	$241,577

(a)	To correct income tax provision based on restated net income before provision for income taxes.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

The following is a summary of the impact of these restatements on the Company’s Consolidated Balance Sheet at September 30, 2010:

	September 30, 2010
	As previously	Error
	reported	correction		As restated
Cash	$381,494	$33,262	(a)	$461,404
		$46,648	(b)
Accounts receivable	$266,087	$(2,082)	(a)	$212,407
		$(51,598)	(c)
Deferred tax asset	$-	$6,907	(f)	$6,907
Total current assets	$647,581	$31,180	(a)	$680,718
		$46,648	(b)
		$(51,598)	(c)
		$6,907	(f)
Accounts payable	$72,248	$54,400	(c)	$108,617
		$(18,031)	(d)
Deferred revenue	$10,224	$11,958	(e)	$22,182
Accrued expenses and other current liabilities	$185,765	$30,860	(a)	$379,283
		$126,658	(f)
		$36,000	(g)
Total current liabilities	$268,237	$30,860	(a)	$510,082
		$54,400	(c)
		$(18,031)	(d)
		$11,958	(e)
		$126,658	(f)
		$36,000	(g)
Additional paid-in capital	$6,000	$(6,000)	(h)	$-
Notes receivable- related party	$(222,045)	$222,045	(i)	$-
Retained earnings	$636,601	$(1,710)	(h)	$455,754
		$(179,137)	(j)
Non-controlling interest	$-	$(243,906)	(a)	$(243,906)
Total stockholders' equity	$479,039	$(243,906)	(a)	$270,331
		$(7,710)	(h)
		$(179,137)	(j)

(a)	To correct certain errors consisting of improper cut-off of expenses attributable to Zoeter.
(b)	To include additional cash accounts held by Idle Media.
(c)	To correct errors consisting of improper cut-off attributable to DatPiff.
(d)	To correct errors consisting of improper cut-off attributable to Idle Media.
(e)	To allocate and recognize additional deferred revenue attributable to Zoeter.
(f)	Additional amount of income taxes payable recognized due to an increase in reportable net income.
(g)	To accrue rent not recorded.
(h)	To correct errors within the equity accounts attributable to member contributions and draws within DatPiff.
(i)	To eliminate intercompany accounts in consolidation of Zoeter
(j)	Changes in net income attributed to error corrections related to Idle Media, DatPiff, and Zoeter.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(RESTATED)

The following is a summary of the impact of these restatements on the Company’s Consolidated Income Statements for the fiscal year ended September 30, 2010:

	September 30, 2010
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$1,363,553	$9,760	(a)	$1,373,313
Other revenue	$-	$1,771	(c)	$1,771
Less: Returns and allowances	$(1,569)	$1,569	(b)	$-
Total revenue	$1,425,523	$9,760	(a)	$1,438,623
		$1,569	(b)
		$1,771	(c)

Cost of sales	$-	$58,014	(a)	$442,512
		$384,498	(d)

Selling, general and administrative	$113,237	$(2,039)	(a)	$123,099
		$1,771	(c)
		$14,740	(e)
		$(4,610)	(f)
Depreciation and amortization	$-	$3,777	(f)	$3,777
Impairment of asset	$-	$(833)	(f)	$(833)
Total operating expenses	$493,235	$(2,039)	(a)	$123,209
		$(384,498)	(d)
		$1,771	(c)
		$14,740	(e)

Net income before provision for income taxes	$932,288	$(46,213)	(a)	$872,904
		$1,569	(b)
		$(14,740)	(e)
Provision for income taxes	$(185,765)	$(119,751)	(g)	$(305,516)

Net income before non-controlling interest	$746,523	$(46,213)	(a)	$567,388
		$1,569	(b)
		$(14,740)	(e)
		$(119,751)	(g)
Net income attributed to non-controlling interest	$-	$342,889	(h)	$342,889

Net income	$746,523	$(46,213)	(a)	$910,277
		$1,569	(b)
		$(14,740)	(e)
		$(119,751)	(g)
		$342,889	(h)
Basic and diluted income per common share:	$0.02			$0.02
Weighted average shares of common stock outstanding- basic and diluted	46,836,271	(50,639)	(i)	46,785,632

(a)	To correct errors consisting of improper cut-off attributable to DatPiff.
(b)	To recognize sales returns.
(c)	To reclassify revenue from foreign currency transactions that originally decreased general and administrative costs to other revenue.
(d)	To reclassify cost of sales previously reported as general and administrative costs.
(e)	To correct errors consisting of improper cut-off attributable to Idle Media.
(f)	To reclassify depreciation and asset impairment expenses from general and administrative expenses.
(g)	To correct income tax provision based on restated net income before provision for income taxes.
(h)	Consolidation of Zoeter.
(i)	To correct errors attributed to improper calculation of Idle Media, Inc. weighted average common stock.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(Restated)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Stockholders’ Equity for the fiscal years ended September 30, 2010 and 2009:

	Statement of Stockholders’ Equity
	As previously Reported	Error correction		As restated
Balance September 30, 2009 - Retained earnings	$107,199	$(1)	(f)	$107,198
Balance September 30, 2009 - Non-controlling interest	$-	$(21,326)	(a)	$(21,326)
Balance September 30, 2009 - Total Stockholder's Equity	$147,199	$(21,326)	(a)	$125,872
		$(1)	(f)
Distributions – 2010	$(166,824)	$(1,710)	(e)	$(168,534)
Non-controlling interest distributions – 2010	$-	$(565,469)	(a)	$(565,469)
Donated capital – 2010	$6,000	$(6,000)	(d)	$-
Settlement of related party advances – 2010	$(17,222)	$(1)	(f)	$(574,508)
Notes receivable due from related party – 2010	$(222,045)	$222,045	(c)	$-
Net income attributable to Idle Media, Inc. – 2010	$746,523	$(46,213)	(g)	$567,388
		$1,569	(i)
		$(14,740)	(h)
		$(119,751)	(b)
Net income attributable to non-controlling interest – 2010	$-	$342,889	(a)	$342,889

Balance September 30, 2010 - Additional paid-in capital	$6,000	$(6,000)	(d)	$-
Balance September 30, 2010 - Retained earnings	$636,601	$(2)	(f)	$455,754
		$(1,710)	(e)
		$(46,213)	(g)
		$1,569	(i)
		$(14,740)	(h)
		$(119,751)	(b)
Balance September 30, 2010 - Non-controlling interest	$-	$(243,906)	(a)	$(243,906)

Balance September 30, 2010 - Total Stockholder's Equity	$479,039	$(243,906)	(a)	$270,331
		$(2)	(f)
		$(1,710)	(e)
		$(6,000)	(d)
		$222,045	(c)
		$(46,213)	(g)
		$1,569	(i)
		$(14,740)	(h)
		$(119,751)	(b)

(a)	Consolidation of Zoeter.
(b)	To correct income tax provision based on restated net income before provision for income taxes.
(c)	To eliminate intercompany accounts in consolidation of Zoeter
(d)	To record an expense originally recorded as a member contribution.
(e)	To record member distributions originally recorded as an expense.
(f)	Rounding error.
(g)	To correct certain errors consisting of improper cut-off of expenses attributable to DatPiff.
(h)	To correct certain errors consisting of improper cut-off of expenses attributable to Idle Media.
(i)	To reallocate sales returns from DatPiff to Zoeter.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(Restated)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statement of Cash Flows for the fiscal year ended September 30, 2010:

	September 30, 2010
	As previously	Error
	reported	Correction		As restated
Net income	$746,523	$(46,213)	(a)	$567,388
		$1,569	(b)
		$(14,740)	(c)
		$(119,751)	(d)

Net income attributable to non-controlling interests	$-	$342,889	(e)	$342,889
Accounts receivable	$(145,666)	$2,081	(a)	$(89,594)
		$53,991	(c)
Changes in deferred tax asset	$-	$(6,907)	(d)	$(6,907)
Changes in accounts payable	$14,429	$37,554	(a)	$33,952
		$(18,031)	(c)
Deferred revenue	$(4,123)	$(7,069)	(f)	$(11,192)
Accrued expenses and other current liabilities	$185,765	$30,860	(e)	$379,285
		$126,658	(d)
		$36,000	(g)
Net cash provided by operating activities	$797,038	$(6,578)	(a)	$1,215,931
		$1,569	(b)
		$21,220	('c)
		$373,749	(e)
		$(7,069)	(f)
		$36,000	(g)
		$-
Payments for notes receivable-related party	$(222,045)	$222,045	(h)	$-
Purchase of intangible assets	$(103,472)	$250	(e)	$(103,222)
Net cash used in investing activities	$(325,517)	$250	(e)	$(103,119)
		$222,045	(h)

Member distributions	$(166,824)	$(1,710)	(i)	$(168,534)
Distributions to VIE	$-	$(565,469)	(e)	$(565,469)
Donated capital	$6,000	$(6,000)	(j)	$-
Net cash used in financing activities	$(160,721)	$(1,710)	(i)	$(734,003)
		$(565,469)	(e)
		$(6,000)	(j)
		$(103)	(k)
Net increase in cash	$310,800	$(6,577)	(a)	$378,809
		$1,569	(b)
		$21,221	(c)
		$(191,470)	(e)
		$(7,069)	(f)
		$36,000	(g)
		$222,045	(h)
		$(1,710)	(i)
		$(6,000)	(j)

(a)	To correct errors consisting of improper cut-off attributable to DatPiff.
(b)	To recognize sales returns.
(c)	To correct errors attributed to improper cut-off attributable to Idle Media.
(d)	To correct income tax provision based on restated net income before provision for income taxes.
(e)	Consolidation of Zoeter.
(f)	To allocate and recognize additional deferred revenue attributable to Zoeter.
(g)	To accrue rent not recorded.
(h)	To eliminate intercompany accounts in consolidation of Zoeter.
(i)	To properly record member distribution originally recorded as an expense.
(j)	Expense reclassified from member contribution.
(k)	To reclassify cash acquired in reverse merger as an investing activity.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(Restated)

Critical Accounting Policies

Use of estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Accounts receivable

The Company uses the allowance method to account for uncollectible accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $0 and $0 as of September 30, 2011 and 2010, respectively.

Intangible assets

The Company capitalizes the costs related to the purchase of software to be used for operations. Amortization is provided over the estimated useful lives of three years using the straight-line method for financial statement purposes.

The Company capitalizes the costs associated with the development of the Company’s website pursuant to ASC 350, “Intangibles — Goodwill and Other”. Other costs related to the maintenance of the website are expensed as incurred. Amortization is provided over the estimated useful lives of three years using the straight-line method for financial statement purposes.

The Company reviews the carrying value of intangible assets for impairment whenever events and circumstances indicate that the carrying value may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to the amount by which the carrying value exceeds the fair value. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment there was no impairment as of September 30, 2011 or 2010.

	September 30, 2011	September 30, 2010
Software	$48,572	$33,473
Less: accumulated amortization	(11,922)	(346)
Intangible assets, net	$36,650	$33,127

Amortization expense charged to operations was $11,578 and $346 for the years ended September 30, 2011 and 2010, respectively.

Fair value of financial instruments

The Company adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses, and deferred revenue, approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any other assets or liabilities that are required to be presented in the consolidated balance sheets at fair value in accordance with ASC 820.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(Restated)

Revenue recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided; (3) the collection of our fees is reasonably assured; and (4) the amount of fees to be paid is fixed or determinable. For online sales, the products or services are considered delivered at the time the products or services are made available, digitally, to the end user.

We generate revenues through music download subscriptions available on our website, sales of virtual currency within our online gaming platforms, and the sale of advertising on the Company’s websites.

Music Subscriptions and Online Games

We operate our games as live services that allow players to play for free. Within these games, players can purchase virtual currency to obtain virtual goods to enhance their game-playing experience. Players can pay for our virtual currency using credits or other payment methods such as credit cards or PayPal. Payments received from our on-line customers are non-refundable. Revenue from sales of virtual currency is recognized at the time the product is made available, digitally, to the end user.

Artists and DJs pay for downloading of their music without restriction as well as more prominent placement on the Company’s websites (sponsorship/features). Our music subscriptions are paid in advance, typically for monthly, quarterly or annual duration. Subscription revenue is recognized ratably over the related subscription time period.

We estimate chargebacks from third-party payment processors to account for potential future chargebacks based on historical data and record such amounts as a reduction of revenue.

Advertising

We have contractual relationships with agencies, advertising brokers and certain advertisers for advertisements within certain of our games and websites. We recognize advertising revenue for branded virtual goods and sponsorships, engagement advertisements and offers, mobile advertisements and other advertisements as advertisements are delivered to customers as long as evidence of the arrangement exists, the price is fixed or determinable, and we have assessed collectability as reasonably assured. Price is determined to be fixed or determinable when there is a fixed price in the applicable evidence of the arrangement, which may include a master contract, insertion order, or a third-party statement of activity. For branded virtual goods and sponsorships, we determine the delivery criteria has been met based on delivery information from our internal systems. For engagement advertisements and offers, mobile advertisements, and other advertisements, delivery occurs when the advertisement has been displayed or the offer has been completed by the customer, as evidenced by third-party verification reports supporting the number of advertisements displayed or offers completed.

Stock-based compensation

The Company records stock-based compensation in accordance with the guidance in ASC 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Earnings per share

The Company follows ASC 260. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted EPS calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the EPS computation. As of September 30, 2011 and 2010, the Company did not have any common stock equivalents.

Concentrations

For the years ended September 30, 2011 and 2010, two customers accounted for approximately 48% of sales and five customers accounted for approximately 75% of sales, respectively.  As of September 30, 2011 and 2010, four customers accounted for 76% of the accounts receivable balance and four customers accounted for 80% of the accounts receivable balance, respectively.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(Restated)

Income taxes

The Company follows ASC 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC 740 only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the taxing authorities. As of September 30, 2011, the Company reviewed its tax positions and determined there were no outstanding or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. The Company has recognized $187,627 and $90,108 as income tax expense for the periods ended September 30, 2011 and 2010, respectively.

Recent pronouncements

In May 2011, the Financial Accounting Standards Board (the “FASB”) issued authoritative guidance that is intended to align the principles for fair value measurements and the related disclosure requirements under GAAP and international financial reporting standards. The guidance is effective for interim and annual reporting periods beginning on or after December 15, 2011. The adoption of this guidance has not had a material effect on the Company’s financial condition, results of operations or cash flows.

In June 2011, the FASB issued authoritative guidance that amends the presentation of comprehensive income in the financial statements by requiring an entity to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The update also eliminates the option to present the components of other comprehensive income as part of the statement of equity. The guidance is effective for interim and annual reporting periods beginning on or after December 15, 2011, with early adoption permitted. The adoption of this guidance has not had a material effect on the Company’s financial condition, results of operations or cash flows.

In December 2011, The FASB issued Accounting Standards Update 2011-11, "Disclosures about Offsetting Assets and Liabilities." This update requires entities to disclose both gross information and net information about instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. The scope of this update includes derivatives, sale and repurchase agreements and reverse sale and repurchase agreements and securities borrowing and lending arrangements. The Company is required to adopt this update retrospectively for periods beginning after January 1, 2013. The adoption of this accounting standard update will become effective for the reporting period beginning January 1, 2013. Management does not anticipate that adoption will have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In July 2012, the FASB issued authoritative guidance that is intended to simplify testing indefinite-lived intangible assets other than goodwill for impairment. The revised standard allows companies to perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is “more-likely-than-not” that the asset is impaired. The guidance is effective for interim and annual impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The adoption of this guidance is not expected to have a material effect on the Company’s financial condition, results of operations or cash flows.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(Restated)

In February 2013, the FASB issued authoritative guidance on the reporting of reclassifications out of accumulated other comprehensive income. The guidance requires an entity to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income if the amount is reclassified to net income in its entirety in the same reporting period. The guidance is effective for fiscal years beginning after December 15, 2012, with early adoption permitted. The adoption of this guidance did not have a material effect on the Company’s financial condition, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not, or are not believed by management to, have a material impact on the Company's present or future financial position, results of operations or cash flows.

NOTE 2 – DEFERRED REVENUE

As of September 30, 2011 and September 30, 2010, the Company had deferred revenue of $15,109 and $22,182, respectively. Deferred revenue is mainly related to subscription revenue which is recognized by the Company over the life of the subscription.

NOTE 3 – FIXED ASSETS, NET

Fixed assets, net, consisted of the following:

	September 30,
	2011	2010
Computer equipment	$3,137	$-
Less: accumulated deprecation	(786)	-
Property, plant and equipment, net	$2,351	$-

Depreciation expense charged to operations was $786 and $-0- for the years ended September 30, 2011 and 2010, respectively.

NOTE 4 – ACCRUED EXPENSES AND OTHER CURRENT LIAIBILITIES

Accrued expenses and other liabilities consisted of the following:

	September 30,
	2011	2010
Rent payable	$51,000	$36,000
Accrued payroll	211,244	-
Tax payable	277,735	90,108
Accrued expenses and other current liabilities	$539,979	$126,108

NOTE 5 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock. As of September 30, 2011 and 2010 no preferred stock has been issued.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(Restated)

Common Stock

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

On May 19, 2010, Idle Media, Inc. consummated the Exchange in accordance with the Exchange Agreement with Zoeter, pursuant to which it acquired 100% of the issued and outstanding membership units of DatPiff from Zoeter and issued 40,000,000 restricted shares of common stock of the Company to Zoeter. In connection with the Exchange Agreement, the Company consummated the Cancellation, pursuant to which a principal shareholder cancelled 63,000,000 of his 69,000,000 shares upon the close of the Exchange. The Exchange and Cancellation resulted in a change of control, and management of DatPiff became the management of the Company. For accounting purposes, the acquisition of DatPiff by Idle Media, Inc. has been recorded as a reverse acquisition of a public company and recapitalization of DatPiff based on the factors demonstrating that DatPiff represents the accounting acquirer. (See Note 1.)

As of September 30, 2011, there have been no other issuances of preferred and/or common stock.

NOTE 6 – WARRANTS AND OPTIONS

As of September 30, 2011 and September 30, 2010, there were no warrants or options outstanding to acquire any shares of common stock.

NOTE 7 – AGREEMENTS

In November 2011, the Company entered into a service agreement with a vendor for a period of one year which automatically renews for additional one-year periods. The agreement can be terminated by either party within 30 – 60 days prior to the anniversary of the date of the agreement. The minimum monthly payment is $3,475. The minimum monthly payments do not include overage charges if the monthly volume is in excess of the specified amounts. The future minimum payments for the next twelve months are $41,700.

In May 2011, the Company entered into a service agreement with a vendor for a period of one year which automatically renews for additional one-year periods. The agreement can be terminated by either party if notice is provided more than 30 days prior to the anniversary of the date of the agreement. The minimum monthly payment is $6,800. The minimum monthly payments do not include overage charges if the monthly volume is in excess of the specified amounts.

In May 2011, the Company entered into a service agreement with a vendor for a period of one year. The vendor will make a payment to the Company equal to a total of $650 per day and pay various other fees (depending on the site) during the time of an advertisement campaign.

During the year ended September 30, 2010 the Company has recorded a total of $108,617 in accounts payable which include disputed billings totaling $56,440 from a vendor for lack of service. During April 2010, the Company replaced this vendor with a different vendor that provides similar services. As of September 30, 2011 and 2010 payables to the new vendor are $25,025 and $12,568, respectively.

NOTE 8 – RELATED PARTY TRANSACTIONS

On June 15, 2010, a related party forgave $17,223 of related party advances and the Company considered it donated capital and recorded it as a reduction of additional paid-in capital.

Through September 30, 2011 and 2010, the Company recorded rent for its office space that was paid to Marcus Frasier, the CEO and President of the Company. Monthly rent was $3,000. Total rent recorded was $36,000 for the fiscal years ended September 30, 2011 and 2010 respectively.

As of September 30, 2011 and 2010, the Company recorded accounts receivable, related party of $24,481 and $4,300, respectively from Zoeter, LLC, an entity owned solely by the Company’s CEO. Because Zoeter is considered a related party, the Company has recorded the receivable from Zoeter as a reduction in stockholders’ equity in accordance with ASC 310-10-S99-3 (SAB Topic 4.G) and Rule 502.30 of Regulation S-X.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(Restated)

NOTE 9 – INCOME TAXES

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, at September 30, 2011 and 2010, the Company determined that a valuation allowance is not needed to reduce deferred tax assets as the Company will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. The total deferred tax liability, net of tax asset is $328,124 which is calculated by multiplying a 35% estimated tax rate by the cumulative net operating income adjusted for the following items:

	Years ended September 30,
	2011	2010

Net income before taxes	$544,122	$935,745

Adjustments:
Meals and Entertainment	(8,045)	(420)
Excluded Income pre-reverse merger (permanent)	-	(678,294)
Income subject to tax	536,077	257,031
Tax rate	35%	35%
Provision for income taxes	$187,627	$90,108
Current deferred tax asset	-	-
Income tax expense	$187,627	$90,108

The components of the deferred tax assets and liabilities consist of the following:

For the period ended September 30,	2011	2010
Deferred tax asset	$-	$-
Valuation allowance	-	-
Current taxes payable, net of tax asset	(187,627)	(90,108)
Income tax expense	$(187,627)	$(90,108)

As of September 30, 2011, the Company does not have a federal net operating loss carry-forward.

NOTE 10 – CONTINGENCIES

None.

NOTE 11 – SUBSEQUENT EVENTS

On April 23, 2012, the Company purchased from Zoeter, its majority shareholder, website assets for a cash payment of $50,000.  The website assets had been developed by Zoeter and all associated costs were expensed as incurred.  Accordingly, in accordance with ASC 820-10-30, the assets are deemed not to have a historical value and the transaction was recorded as a deemed distribution by the Company.

In May, 2012 the Company entered into an Agreement of Sale to purchase the office building from the President and CEO Marcus Frasier for the independently appraised value of $170,000. As of September 17, 2012, the sale has closed and the Company recorded the building at its historical value of $163,000 under ASC 820-10-30.

On July 9, 2012, the Board of Directors nominated and appointed Raphael P. Haddock, the Company’s Chief Operating Officer, as Chief Financial Officer, Secretary and a member of the Board of Directors. In conjunction with this appointment, Craig DeFranco was reassigned from Chief Financial Officer to the position of Controller of the Company. In addition, Kyle Reilly resigned as a member of the Board of Directors and as Secretary of the Company. Mr. Reilly continues to serve as an employee of the Company.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

SEPTEMBER 30, 2011 AND 2010

(Restated)

On August 14, 2012, the Company entered into an employment agreement with Marcus Frasier, its President and CEO. The employment agreement is for an initial three-year term and automatically renews every three years subject to the right of either party to terminate upon the giving of notice prior to such automatic renewal within the time periods set forth in the employment agreement. As part of the agreed compensation, the Company issued to Mr. Frasier options to purchase 6,000,000 shares of its common stock. Of such options, 2,000,000 vested on January 31, 2013, and are exercisable at a price of $0.50 per share, 2,000,000 will vest on January 31, 2014, and are exercisable at a price of $1.00 per share, and 2,000,000 will vest on January 31, 2015, and are exercisable at a price of $2.00 per share. In addition, Mr. Frasier is entitled to a bonus if the Company meets certain financial thresholds and will receive standard benefits provided by the Company to its executives.

On August 14, 2012, we entered into an employment agreement with our COO and CFO, Raphael P. Haddock. The employment agreement is for an initial term of one year and automatically renews every year subject to the right of either party to terminate upon the giving of notice prior to such automatic renewal within the time periods set forth in the employment agreement. Pursuant to the employment agreement, Mr. Haddock is entitled to an annual base salary of $195,000 and was granted a total of 5,263,493 restricted shares of the Company’s common stock. The restricted shares may not be sold by the executive, provided that such shares will become saleable in 1,754,498 blocks during the 12 month periods ending January 30, 2014, 2015 and 2016 if the Company’s market value reaches specific indicators, and will become fully vested if the Company or any of its assets is sold in whole or in part for at least $20 million. In addition, Mr. Haddock is entitled to a bonus in the CEO’s discretion and subject to the achievement of certain growth objectives as set forth in the employment agreement and will receive standard benefits provided by the Company to its executives. As of the date of this report none of the specific indicators were met.

On August 29, 2012, the Company repurchased 4,000,000 shares of its common stock in a privately negotiated transaction for $200,000 ($0.05/share).

On September 21, 2012, the Company entered into an employment agreement with its Executive Vice President of Music. The employment agreement is on-going and automatically renews every year. As consideration the Company will pay an annual base salary of $80,000 and issue a total of 1,000,000 restricted shares of the Company’s common stock to become saleable in 333,333 blocks over the next three years if the Company’s market value reaches specific indicators. The fair value of these shares at the grant date was $290,000 ($0.29/share) and was determined using the market value on the grant date.

Our wholly-owned subsidiary, DatPiff, was named in a complaint filed on July 9, 2012 in the United States District Court for the Southern District of New York by Robert Hall, P/K/A “Lord Finesse”, that alleges copyright infringement, unfair competition, unjust enrichment, interference, deceptive trade practices, and a number of related state law claims. On December 9, 2012, the Company settled the action.

Our wholly-owned subsidiary, DatPiff, was named in a complaint filed on November 21, 2012 in the United States District Court for the Eastern District of New York by Patrick Berlinquette that alleges copyright infringement, unfair competition, unjust enrichment, interference, deceptive trade practices, and a number of related state law claims. On December 10, 2012, the Company responded to the complaint denying knowledge and information sufficient to form a belief as to the truth of the allegations. On March 8, 2013, the Company settled the action.

In addition, on May 7, 2013, the Company received a subpoena from the Denver Regional Office of the SEC seeking information and documents concerning its financial statements, including the restatement of its financial statements in connection with an ongoing SEC investigation of the Company. The Company is cooperating fully with the SEC with respect to its requests.

IDLE MEDIA, INC. CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012 AND 2011

IDLE MEDIA, INC
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Restated)

	March 31,	September 30,
	2012	2011
ASSETS

Current assets:
Cash and cash equivalents	$947,730	$1,120,677
Accounts receivable	133,869	259,752
Prepaid expenses	60,000	33,000

Total current assets	1,141,599	1,413,429

Fixed assets, net of depreciation of $1,683 and $786 respectively	14,901	2,351
Intangible assets, net of accumulated amortization of $58,449 and $38,687, respectively	28,556	36,650

Total assets	$1,185,056	$1,452,430

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$89,927	$142,178
Deferred revenue	15,175	15,109
Accrued expenses and other current liabilities	361,415	539,979
Total current liabilities	466,517	697,266

Total liabilities	466,517	697,266

Stockholders' equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value; 100,000,000 shares authorized, 58,483,250 shares issued and outstanding at March 31, 2012 and September 30, 2011	58,483	58,483
Additional paid-in capital	17,223	17,223
Related party receivable	(221,682)	(24,481)
Retained earnings	864,515	703,939
Total stockholders' equity	718,539	755,164

Total liabilities and stockholders' equity	$1,185,056	$1,452,430

The accompanying notes are an integral part of these condensed consolidated financial statements.

IDLE MEDIA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED
(Unaudited)
(Restated)

	Three months ended		Six months ended
	March 31,		March 31,
	2012	2011	2012	2011

Advertising and sponsorship revenue	$816,215	$875,743	$1,650,302	$1,317,608
Subscription and gaming revenue	56,701	-	100,414	-
Other revenue	240	-	4,380	-

Total revenue	873,156	875,743	1,755,096	1,317,608

Cost of sales	241,373	346,288	563,985	590,149
Gross Profit	631,783	529,455	1,191,111	727,459

Operating expenses:
Selling, general and administrative	565,259	306,157	934,233	352,001
Depreciation and amortization	4,587	3,008	8,992	5,842
Research and development	2,039	6,637	3,316	7,124
Total operating expenses	571,885	315,802	946,541	364,967

Income (loss) from operations	59,898	213,653	244,570	362,492

Other expense:
Other expense	(545)	-	(545)	-
Total other expense	(545)	-	(545)	-

Net income before provision for income taxes	59,353	213,653	244,025	362,492
Provision for income taxes	(18,814)	(74,778)	(83,449)	(126,872)

Net income	$40,539	$138,875	$160,576	$235,620

Basic income per common share:	$0.00	$0.00	$0.00	$0.01

Weighted average shares of common stock outstanding - basic	58,483,250	40,000,000	58,483,250	40,000,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

IDLE MEDIA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED
(Unaudited)
(Restated)

	March 31,	March 31,
	2012	2011
Cash flows from operating activities:
Net income	$160,576	$235,620
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	8,992	5,842
Changes in operating assets and liabilities:
Accounts receivable	125,883	24,951
Related party receivable	(197,201)	(11,485)
Prepaid expenses	(27,000)	(9,000)
Accounts payable	(52,251)	34,560
Deferred revenue	66	-
Accrued expenses and other current liabilities	(178,564)	200,907
Net cash provided by (used in) operating activities	(159,499)	481,395

Cash flows from investing activities:
Purchase of fixed assets	(13,448)	(3,138)
Net cash used in investing activities	(13,448)	(3,138)

Net increase (decrease) in cash	(172,947)	478,257

Cash and cash equivalents beginning of period	1,120,677	428,142

Cash and cash equivalents at end of period	$947,730	$906,399

Supplemental disclosure of cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The unaudited consolidated interim financial statements included herein, presented in accordance with United States generally accepted accounting principles (“GAAP”) and stated in US dollars, have been prepared by Idle Media, Inc. (together with its subsidiaries, the “Company”), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. These consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the fiscal year ended September 30, 2011 and notes thereto included in Amendment No. 5 to the Company’s Registration Statement on Form 10 filed with the SEC. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for interim periods are not necessarily indicative of results for the entire year.

Organization

The Company is a digital media company which develops and maintains a family of websites focused on the urban market. Foremost of these sites is DatPiff.com, a mixtape website launched in 2005 that features Rap and Hip-hop music. The Company’s other sites include HipHopEarly.com, which streams Hip-hop tracks of the day, and Clipcartel.com, a video site featuring music videos, artist interviews and viral clips. Additionally, the Company has a games division and has developed and maintains both web-based games and mobile apps.

The Company was incorporated under the laws of the State of Nevada on April 25, 2008 as “National Golf Emporium, Inc.” On February 23, 2010, the Company amended its articles of incorporation and changed its name to Idle Media, Inc.

On March 18, 2010, the Company entered into a Stock Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with Zoeter, LLC (formerly Idle Media, LLC) (“Zoeter”) to acquire 100% of the issued and outstanding membership units of DatPiff, LLC (“DatPiff”) in consideration for the issuance to Zoeter of 40,000,000 restricted shares of common stock of Idle Media, Inc. (the “Exchange”). Closing of the Exchange was contingent upon DatPiff supplying its audited financial statements as required by Regulation S-X of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) among other terms and conditions specified in the Exchange Agreement.

In connection with the Exchange Agreement, Bryan Sawarynski, the then principal shareholder of the Company, holding 69,000,000, or approximately 85%, of the 81,483,250 then total issued and outstanding shares of common stock of the Company, agreed to cancel his ownership of 63,000,000 common shares (the “Cancellation”). Subsequent to the Cancellation, Mr. Sawarynski held 6,000,000 shares of common stock of the Company.

On May 19, 2010, the Exchange and Cancellation were completed, resulting in a change in control of the Company, with Zoeter owning 40,000,000 shares of common stock of the Company, or 68.4% of the 58,483,250 then total issued and outstanding shares. As a result of the consummation of the Exchange, (i) DatPiff became a wholly-owned subsidiary of the Company and (ii) the Company succeeded to the business of DatPiff as its sole business. Also, Marcus Frasier (the sole member of Zoeter) and Kyle Reilly were elected directors of the Company and appointed as its executive officers.

For accounting purposes, the acquisition of DatPiff by Idle Media, Inc. has been recorded as a reverse acquisition of a public company and recapitalization of DatPiff based on the factors demonstrating that DatPiff represents the accounting acquirer. The Company changed its business direction and now develops and manages DatPiff.com, a website of free mixtapes for consumers to download music from new and upcoming Rap and Hip Hop artists, as well as other music, music video and game websites and mobile phone applications.

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of Idle Media, Inc. (a Nevada corporation) and its wholly-owned subsidiary DatPiff, LLC (a Pennsylvania limited liability company). All significant inter-company balances and transactions have been eliminated. Idle Media, Inc. and DatPiff are collectively referred to herein as the “Company”.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

Restatement

The Company initially filed its Registration Statement on Form 10 reporting Zoeter, the Company’s majority shareholder which is owned by Marcus Frasier, Chief Executive Officer and President of the Company, as a variable interest entity under Accounting Standards Codification (“ASC”) 810-10-45-16, “Variable Interest Entity”. On January 3, 2013, the Company determined that it is no longer able to conclude that Zoeter constitutes a variable interest entity, necessitating the restatement of its financial statements (the “Restatement”). In addition, the Company determined that during the fiscal years ended September 30, 2010 and 2011, certain revenues recorded by Zoeter were derived by DatPiff.com, an asset of DatPiff and therefore properly allocable to DatPiff, and that Zoeter had little activity requiring subordinated financial support, as a result of which certain expenses recorded by Zoeter were properly allocable to DatPiff. These amounts had previously been eliminated in consolidation.

Zoeter created DatPiff.com in 2008. Zoeter established and maintained bank and PayPal accounts that received payments in connection with DatPiff.com. When Zoeter subsequently transferred the website to its then wholly-owned subsidiary, DatPiff, on March 15, 2009 the bank and PayPal accounts connected with DatPiff.com remained with Zoeter. Following consummation of the Exchange on May 19, 2010, because of logistical problems in creating a new PayPal account for the Company related to DatPiff.com, or transferring the existing PayPal account to the Company, certain cash generated by DatPiff.com continued to be paid into the PayPal account owned by Zoeter. Zoeter continued to record cash receipts and disbursements as revenues and expenses within its ledger, when in fact such revenues and expenses should have been allocated to, and recorded by, DatPiff. Due to the treatment of Zoeter as a variable interest entity, the effect on the Company’s financial statements was eliminated in consolidation.

Following its determination that Zoeter is not a variable interest entity and in connection with the Restatement, the Company has analyzed all transactions beginning March 15, 2009 (the date of transfer of DatPiff.com to DatPiff) through June 30, 2012, to determine which revenues are allocable to DatPiff based on which entity’s property generated the revenues and, because cash from the legacy PayPal account was used to pay expenses of the Company, the Company has also analyzed those transactions to determine the extent to which revenue attributed to Zoeter was used to pay expenses or other obligations of the Company.  To the extent to which the Company, Zoeter and DatPiff shared assets in operating their respective businesses during this period, it is impracticable for the Company to attribute the expenses generated by the respective entities or the shared portion of the expenses. and, accordingly, the Company has based its allocation of expenses for the shared assets for the fiscal years ended September 30, 2010 and 2011 on the percent of revenues generated by the applicable website and the owner of that website.

The Company filed a Current Report on Form 8-K with the SEC on January 15, 2013 to report its determination that the Restatement was necessary, and subsequently filed Current Reports on Form 8-K/A with the SEC on January 28, 2013, February 7, 2013 and February 21, 2013, to provide further information regarding the Restatement in which preliminary information was reported, certain of which the Company has determined to have been erroneous. In particular, in its Current Reports on Form 8-K/A filed with the SEC on February 7, 2013 and February 21, 2013, the Company reported the existence of a receivable from Zoeter of $1,077,000 which, as explained below, among other things resulted from incorrectly recording as amounts owed to the Company $623,279 that had been generated by DatPiff prior to the consummation of the Exchange and therefore properly allocated to Zoeter.

The Company has recorded the allocated revenues and expenses from Zoeter within its income statement with a corresponding adjustment to the previously-reported receivable from Zoeter. As set forth on the Company’s restated financial statements, this receivable (shown as accounts receivable, related party, in the restated Consolidated Balance Sheet for the fiscal years ended September 30, 2010 and 2011, set forth below), in the amount of $24,481, comprises $586,430 in allocated revenues offset by $245,161 in allocated cost of sales and $319,118 in allocated operating expenses. The remaining $2,330 relates to cash paid to Marcus Frasier, the Company's CEO primarily for income tax expenses relating to income generated by DatPiff. The previously erroneously reported amount of $1,077,000 included $1,142,996 of revenues generated by DatPiff prior to the Exchange and therefore properly allocable to Zoeter, and did not adjust for post-Exchange expenses allocable to the Company of $519,717. (See Note 8.) The Company has determined that Zoeter is legally obligated to repay the receivable and intends to seek an agreement with Zoeter pursuant to which the receivable will be repaid.  Because Zoeter is considered a related party, the Company has recorded the receivable from Zoeter as a reduction in stockholders’ equity in accordance with ASC 310-10-S99-3 (SAB Topic 4.G) and Rule 5-02.30 of Regulation S-X.

In addition, because Mr. Frasier is the sole owner of Zoeter, a pass-through entity, the erroneous allocation of revenues to Zoeter resulted in Mr. Frasier being assessed personal income tax on those amounts. As this revenue was actually Company revenue used primarily to pay expenses of the Company, Mr. Frasier incurred these additional taxes on behalf of the Company and the Company therefore reimbursed him for such amounts. As a result of the Restatement, this revenue will now be reported as revenue of the Company in the Company’s tax filings. The Company understands that Zoeter and Mr. Frasier will amend their tax returns to reflect the changes in income and expenses as a result of the Restatement. As such, Mr. Frasier may receive a tax refund for the period for which he was previously reimbursed for tax liabilities by the Company. To the extent that Mr. Frasier does receive a refund, the Company and Mr. Frasier intend to enter into an agreement whereby any such refund will be paid over by Mr. Frasier, up to the amount of the reimbursement that Mr. Frasier had received from the Company.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

PLEASE NOTE THAT PURSUANT TO ASC 250-10-50-7 WE ARE REQUIRED TO DESCRIBE SEPARATELY HEREIN THE EFFECTS OF ALL PREVIOUS RESTATEMENTS OF THE COMPANY’S FINANCIAL STATEMENTS. ACCORDINGLY, THE INFORMATION SET FORTH UNDER “1. RESTATEMENT” REPRESENTS THE COMPANY’S FINAL RESTATED FINANCIAL STATEMENTS FOR THE APPLICABLE PERIODS. THE INFORMATION SET FORTH UNDER “2. PRIOR RESTATED INFORMATION” REPRESENTS PREVIOUSLY REPORTED INFORMATION THAT IS PRESENTED ONLY TO COMPLY WITH ASC 250-10-50-7 AND IS NO LONGER ACCURATE, DOES NOT REPRESENT THE FINAL RESTATED FINANCIAL STATEMENTS OF THE COMPANY AND SHOULD BE READ ONLY IN CONJUNCTION WITH THE RESTATED FINANCIAL INFORMATION SET FORTH UNDER “1. RESTATEMENT.”

1. RESTATEMENT.

The following is a summary of the impact of these restatements on the Company’s Consolidated Balance Sheet at March 31, 2012:

	March 31, 2012
	As previously	Error
	reported	correction		As restated
Cash	$954,886	$(7,156)	(a)	$947,730
Total current assets	$1,148,755	$(7,156)	(a)	$1,141,599

Accrued expenses and other current liabilities	$474,094	$(112,679)	(b)	$361,415
Deferred revenue	$15,512	$(337)	(a)	$15,175
Total current liabilities	$579,533	$(113,016)	(b)	$466,517

Additional paid-in capital	$17,223	$-	(d)	$17,223
Retained earnings	$1,141,905	$(69,177)	(a)	$864,515
		$(43,537)	(b)
		$(14,971)	(c)
		$(149,705)	(d)
Non-controlling interest	$(573,365)	$573,365	(a)	$-
Total stockholders' equity	$644,246	$299,729	(a)	$718,539
		$(43,537)	(b)
		$(14,971)	(c)
		$(166,928)	(d)

(a)	Deconsolidation of Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.
(c)	To record Datpiff revenue and expense previously recorded by Zoeter.
(d)	Accounts receivable, related party.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Operations for the three and six months ended March 31, 2012:

	Three months ended March 31, 2012
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$737,837	$78,378	(a)	$816,215
Subscriptions and gaming revenue	$50,927	$5,774	(a)	$56,701
Other revenue	$1,114	$(874)	(a)	$240
Total revenue	$789,878	$83,278	(a)	$873,156

Cost of sales	$215,264	$26,109	(a)	$241,373

Selling, general and administrative	$578,696	$(13,066)	(a)	$565,259
		$(371)	(c)
Total operating expenses	$591,155	$(18,899)	(a)	$571,885
		$(371)	(c)

Net income (loss) before provision for income taxes	$(16,541)	$76,068	(a)	$59,898
		$371	(c)
Provision for income taxes	$5,789	$13,025	(b)	$18,814

Net income	$(10,752)	$38,229	(a)	$40,539
		$13,025	(b)
		$37	(c)
Net (income) attributed to non-controlling interest	$(14,011)	$14,011	(a)	$-

(a)	Deconsolidation of Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.
(c)	To reclassify member distributions as compensation expense.

	Six months ended March 31, 2012
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$1,621,110	$29,192	(a)	$1,650,302
Subscriptions and gaming revenue	$97,708	$2,706	(a)	$100,414
Other revenue	$20,834	$(16,454)	(a)	$4,380
Total revenue	$1,739,652	$15,444	(a)	$1,755,096

Cost of sales	$551,412	$12,573	(a)	$563,985

Selling, general and administrative	$947,855	$(13,251)	(a)	$934,233
		$(371)	(d)
Research and development	$3,751	$(435)	(a)	$3,316
Total operating expenses	$972,265	$(26,095)	(a)	$946,541
		$371	(d)

Net income before provision for income taxes	$215,975	$27,679	(a)	$244,025
		$371	(d)
Provision for income taxes	$(64,713)	$(18,736)	(b)	$(83,449)

Net income	$151,262	$14,053	(a)	$160,576
		$(5,110)	(b)
		$371	(d)
Net (income) attributed to non-controlling interest	$(31,081)	$(45,310)	(a)	$-
		$14,229	(c)

(a)	Deconsolidation of Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.
(c)	To record Datpiff revenue and expense previously recorded by Zoeter.
(d)	To reclassify member distributions as compensation expense.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Operations for the three and six months ended March 31, 2011:

	Three months ended March 31, 2011
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$649,290	$5,222	(a)	$875,743
Subscriptions and gaming revenue	$73,225	$(25,083)	(a)	$-
Other revenue	$4,156	$(836)	(a)	$-
Total revenue	$726,671	$(20,697)	(a)	$875,743

Cost of sales	$237,495	$42,976	(a)	$346,288

Selling, general and administrative	$224,089	$84,414	(a)	$306,157
		$(2,346)	(d)
Total operating expenses	$239,566	$78,582	(a)	$315,802
		$(2,346)	(d)

Net income before provision for income taxes	$249,610	$(38,303)	(a)	$213,653
		$2,346	(d)
Provision for income taxes	$(87,364)	$12,586	(b)	$(74,778)

Net income	$162,246	$(38,303)	(a)	$138,875
		$12,586	(b)
		$2,346	(d)
Net (income) attributed to non-controlling interest	$(21,674)	$58,145	(a)	$-
		$(36,471)	(c)

(a)	Deconsolidation of Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.
(c)	To record Datpiff revenue and expense previously recorded by Zoeter.
(d)	To reclassify member distributions as compensation expense.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

	Six months ended March 31, 2011
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$1,165,683	$151,925	(a)	$1,317,608
Subscriptions and gaming revenue	$145,520	$(145,520)	(a)	$-
Other revenue	$6,407	$(6,407)	(a)	$-
Total revenue	$1,317,610	$(2)	(a)	$1,317,608

Cost of sales	$533,693	$56,456	(a)	$590,149

Selling, general and administrative	$350,127	$4,220	(a)	$352,001
		$(2,346)	(d)
Research and development	$9,663	$(2,539)	(a)	$7,124
Total operating expenses	$377,298	$(9,985)	(a)	$364,967
		$(2,346)	(d)

Net income before provision for income taxes	$406,619	$(46,473)	(a)	$362,492
		$2,346	(d)
Provision for income taxes	$(139,345)	$12,473	(b)	$(126,872)

Net income	$267,274	$(51,977)	(a)	$235,620
		$17,977	(b)
		$2,346	(d)
Net (income) attributed to non-controlling interest	$(8,490)	$62,951	(a)	$-
		$(54,461)	(c)

(a)	Deconsolidation of Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.
(c)	To record DatPiff revenue and expense previously recorded by Zoeter.
(d)	To reclassify member distributions as compensation expense.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Cash Flows for the six months ended March 31, 2012 and 2011:

	Six months ended March 31, 2012
	As previously	Error
	reported	correction		As restated
Net income	$151,262	$14,053	(a)	$160,576
		$(5,110)	(b)
		$371	(d)
Accounts receivable	$116,002	$9,881	(a)	$125,883
Accounts receivable, related party	$-	$(47,496)	(c)	$(197,201)
		$(149,705)	(d)
Accrued expenses and other current liabilities	$(208,427)	$29,863	(b)	$(178,564)
Net cash provided by operating activities	$649	$(6,970)	(a)	$(159,499)
		$11,126	(b)
		$(14,971)	(c)
		$(149,333)	(d)

Distributions	$(371)	$371	(e)	$-
Distributions to non-controlling interest holders	$(155,841)	$155,841	(a)	$-
Net cash used in financing activities	$(156,212)	$155,841	(a)	$-
		$371	(e)
Net decrease in cash	$(169,009)	$148,871	(a)	$(172,947)
		$11,126	(b)
		$(14,971)	(c)
		$(149,335)	(d)
		$371	(e)

(a)	Deconsolidation of Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.
(c)	To record Datpiff revenue and expense previously recorded by Zoeter.
(d)	Accounts receivable, related party.
(e)	To reclassify member distributions as compensation expense.

	Six months ended March 31, 2011
	As previously	Error
	reported	correction		As restated
Net income	$267,274	$74,896	(a)	$362,493
		$17,977	(b)
		$2,346	(d)
Accounts receivable	$30,738	$(5,787)	(a)	$24,951
Accounts receivable, related party	$-	$(11,485)	(c)	$(11,485)
Accounts payable	$(21,879)	$56,439	(a)	$34,560
Deferred revenue	$8,819	$(6,819)	(c)	$-
Accrued expenses and other current liabilities	$193,644	$(119,610)	(b)	$74,034
Net cash provided by operating activities	$487,104	$(12,299)	(a)	$481,395
		$19,734	(b)
		$(15,490)	(c)
		$2,346	(d)

Distributions	$(2,346)	$2,346	(d)	$-
Distributions to non-controlling interest holders	$(17,832)	$17,832	(a)	$-
Net cash used in financing activities	$(20,178)	$17,832	(a)	$-

Net increase in cash	$463,788	$5,533	(a)	$478,257
		$19,734	(b)
		$(15,490)	(c)
		$4,692	(d)

(a)	Deconsolidation of Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.
(c)	To record DatPiff revenue and expense previously recorded by Zoeter.
(d)	To reclassify member distributions as compensation expense.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

PLEASE NOTE THAT PURSUANT TO FASB ASC 250-10-50-7 WE ARE REPORTING THE EFFECTS OF ALL RESTATED FINANCIALS AS THEY WERE SUBMITTED PREVIOUSLY. THE FOLLOWING CHANGES, SET FORTH UNDER "2. PRIOR RESTATED INFORMATION", AS REPORTED IN THE COMPANY'S REGISTRATION STATEMENT ON FORM 10-A/4, HAVE BEEN SUPERSEDED.

2. PRIOR RESTATED INFORMATION

Upon completion of the Company’s June 30, 2012 financial statements, accounting errors related to accounts payable and income tax provisions were discovered that required the restatement of amounts previously reported.

The following is a summary of the impact of these restatements on the Company’s Consolidated Balance Sheet at March 31, 2012:

	March 31, 2012
	As previously	Error
	reported	correction		As restated
Deferred tax assets	$45	$(45)	(a)	$-
Total current assets	$1,148,801	$(46)	(a)	$1,148,755

Accounts payable	$33,487	$56,440	(b)	$89,927
Accrued expenses and other current liabilities	$493,893	$(19,799)	(a)	$474,094
Total current liabilities	$542,892	$(19,799)	(a)	$579,533
		$56,440	(b)

Retained earnings	$1,178,592	$19,753	(a)	$1,141,905
		$(56,440)	(b)
Total stockholders' equity	$680,933	$19,753	(a)	$644,246
		$(56,440)	(b)

(a)	To correct tax provision based on restated net income before provision for income taxes.
(b)	To correct errors consisting of incorrect cut off of expenses attributable to DatPiff.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Operations for the three and six months ended March 31, 2012:

	For the three months ending March 31, 2012
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$737,838	$(1)	(a)	$737,837
Subscriptions and gaming revenue	$47,192	$3,735	(a)	$50,927
Other revenue	$240	$874	(a)	$1,114
Total revenue	$785,270	$4,608	(a)	$789,878

Cost of sales	$215,106	$158	(a)	$215,264
Gross profit	$570,164	$4,450	(a)	$574,614

Selling, general and administrative	$588,256	$(9,560)	(a)	$578,696
Total operating expenses	$600,715	$(9,560)	(a)	$591,155
Net income (loss) before provision for income taxes	$(30,551)	$14,010	(a)	$(16,541)
Provision for income taxes	$45	$5,744	(b)	$5,789
Net income (loss)	$(30,506)	$14,010	(a)	$(10,752)
		$5,744	(b)
Net income (loss) attributable to Idle Media, Inc.	$(16,495)	$(14,011)	(a)	$(24,763)
		$5,743	(b)

(a)	To recognize those activities attributable to Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.

	For the six months ending March 31, 2012
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$1,615,433	$5,677	(a)	$1,621,110
Subscriptions and gaming revenue	$90,905	$6,803	(a)	$97,708
Other revenue	$4,381	$16,453	(a)	$20,834
Total revenue	$1,710,719	$28,933	(a)	$1,739,652

Cost of sales	$551,024	$388	(a)	$551,412
Gross profit	$1,159,695	$28,545	(a)	$1,188,240

Selling, general and administrative	$950,826	$(2,971)	(a)	$947,855
Research and development	$3,316	$435	(a)	$3,751
Total operating expenses	$974,801	$(2,536)	(a)	$972,265
Net income (loss) before provision for income taxes	$184,894	$31,081	(a)	$215,975
Net income (loss)	$120,181	$31,081	(a)	$151,262
Net income (loss) attributable to Idle Media, Inc.	$151,262	$(31,081)	(a)	$120,181

(a)	To recognize those activities attributable to Zoeter.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Operations for the three and six months ended March 31, 2011:

	For the three months ending March 31, 2011
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$565,369	$83,921	(a)	$649,290
Subscriptions and gaming revenue	$-	$73,225	(a)	$73,225
Other revenue	$-	$4,156	(a)	$4,156
Total revenue	$565,369	$161,302	(a)	$726,671

Cost of sales	$174,686	$62,809	(a)	$237,495
Gross profit	$390,683	$98,493	(a)	$489,176

Selling, general and administrative	$147,270	$76,819	(a)	$224,089
Total operating expenses	$162,747	$76,819	(a)	$239,566
Net income (loss) before provision for income taxes	$227,936	$21,674	(a)	$249,610
Provision for income taxes	$(76,765)	$(10,599)	(b)	$(87,364)
Net income (loss)	$151,171	$21,674	(a)	$162,246
		$(10,599)	(b)
Net income (loss) attributable to Idle Media, Inc.	$172,845	$(21,674)	(a)	$140,572
		$(10,599)	(b)

(a)	To recognize those activities attributable to Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.

	For the six months ending March 31, 2011
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$1,015,555	$150,128	(a)	$1,165,683
Subscriptions and gaming revenue	$-	$145,520	(a)	$145,520
Other revenue	$-	$6,407	(a)	$6,407
Total revenue	$1,015,555	$302,055	(a)	$1,317,610

Cost of sales	$399,681	$134,012	(a)	$533,693
Gross profit	$615,874	$168,043	(a)	$783,917

Selling, general and administrative	$193,114	$157,013	(a)	$350,127
Research and development	$7,124	$2,539	(a)	$9,663
Total operating expenses	$217,746	$159,552	(a)	$377,298
Net income (loss) before provision for income taxes	$398,128	$8,491	(a)	$406,619
Provision for income taxes	$(136,332)	$(3,013)	(b)	$(139,345)
Net income (loss)	$261,796	$8,491	(a)	$267,274
		$(3,013)	(b)
Net income (loss) attributable to Idle Media, Inc.	$270,286	$(8,490)	(a)	$258,784
		$(3,012)	(b)

(a)	To recognize those activities attributable to Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Cash Flows for the six months ended March 31, 2012 and 2011:

	March 31, 2012
	As previously	Error
	reported	correction		As restated
Net income	$120,181	$31,081	(a)	$151,262
Net (income) loss attributable to non-controlling interests	$31,081	$(31,081)	(a)	$-
Deferred tax asset	$66,984	$(66,984)	(b)	$-
Accrued expenses	$(275,410)	$66,983	(b)	$(208,427)

(a)	To recognize those activities attributable to Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.

	March 31, 2011
	As previously	Error
	reported	correction		As restated
Net income	$261,796	$8,490	(a)	$267,274
		$(3,012)	(b)
Net (income) loss attributable to non-controlling interests	$8,490	$(8,490)	(a)	$-
Deferred tax asset	$6,907	$(6,907)	(b)	$-
Accrued expenses	$183,724	$9,920	(b)	$193,644

(a)	To recognize those activities attributable to Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.

Critical Accounting Policies

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided; (3) the collection of our fees is reasonably assured; and (4) the amount of fees to be paid is fixed or determinable. For online sales, the products or services are considered delivered at the time the products or services are made available, digitally, to the end user.

We generate revenues through music download subscriptions available on our website, sales of virtual currency within our online gaming platforms, and the sale of advertising on the Company’s websites.

Music Subscriptions and Online Game

We operate our games as live services that allow players to play for free. Within these games, players can purchase virtual currency to obtain virtual goods to enhance their game-playing experience. Players can pay for our virtual currency using credits or other payment methods such as credit cards or PayPal. Payments received from our on-line customers are non-refundable. Revenue from sales of virtual currency is recognized at the time the product is made available, digitally, to the end user.

Artists and DJs pay for downloading of their music without restriction as well as more prominent placement on the Company’s websites (sponsorship/features). Our music subscriptions are paid in advance, typically for monthly, quarterly or annual duration. Subscription revenue is recognized ratably over the related subscription time period.

We estimate chargebacks from third-party payment processors to account for potential future chargebacks based on historical data and record such amounts as a reduction of revenue.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

Advertising

We have contractual relationships with agencies, advertising brokers and certain advertisers for advertisements within certain of our games and websites. We recognize advertising revenue for branded virtual goods and sponsorships, engagement advertisements and offers, mobile advertisements and other advertisements as advertisements are delivered to customers as long as evidence of the arrangement exists, the price is fixed or determinable, and we have assessed collectability as reasonably assured. Price is determined to be fixed or determinable when there is a fixed price in the applicable evidence of the arrangement, which may include a master contract, insertion order, or a third-party statement of activity. For branded virtual goods and sponsorships, we determine the delivery criteria has been met based on delivery information from our internal systems. For engagement advertisements and offers, mobile advertisements, and other advertisements, delivery occurs when the advertisement has been displayed or the offer has been completed by the customer, as evidenced by third-party verification reports supporting the number of advertisements displayed or offers completed.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Accounts receivable

The Company uses the allowance method to account for uncollectible accounts receivable. Accounts receivable are presented net of an allowance for doubtful accounts of $0 and $0 as of March 31, 2012 and 2011, respectively.

Intangible assets

The Company capitalizes the costs related to the purchase of software to be used for operations. Amortization is provided over the estimated useful lives of three years using the straight-line method for financial statement purposes

The Company capitalizes the costs associated with the development of the Company’s website pursuant to ASC 350. Other costs related to the maintenance of the website are expensed as incurred. Amortization is provided over the estimated useful lives of three years using the straight-line method for financial statement purposes.

The Company reviews the carrying value of intangible assets for impairment whenever events and circumstances indicate that the carrying value may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to the amount by which the carrying value exceeds the fair value. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment there was no impairment as March 31, 2012.

	March 31, 2012	September 30, 2011
Software	$48,572	$48,572
Less: accumulated amortization	(20,018)	(11,922)
Intangible assets, net	$28,556	$36,650

Amortization expense charged to operations was $8,096 and $5,579 for the periods ended March 31, 2012 and 2011, respectively.

Fair value of financial instruments

The Company adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses, and deferred revenue, approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any other assets or liabilities that are required to be presented in the consolidated balance sheets at fair value in accordance with ASC 820.

Stock-based compensation

The Company records stock-based compensation in accordance with the guidance in ASC 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Earnings per share

The Company follows ASC 260. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted EPS calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the EPS computation. As of September 30, 2011 and 2010, the Company did not have any common stock equivalents.

Concentrations

For the years ended September 30, 2011 and 2010, two customers accounted for approximately 48% of sales and four customers accounted for approximately 59% of sales, respectively.

As of September 30, 2011 and 2010, four customers accounted for 76% of the accounts receivable balance and four customers accounted for 68% of the accounts receivable balance, respectively.

Income taxes

The Company follows ASC 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC 740 only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the taxing authorities. As of March 31, 2012, the Company reviewed its tax positions and determined there were no outstanding or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

Recent pronouncements

In May 2011, the Financial Accounting Standards Board (the “FASB”) issued authoritative guidance that is intended to align the principles for fair value measurements and the related disclosure requirements under GAAP and international financial reporting standards. The guidance is effective for interim and annual reporting periods beginning on or after December 15, 2011. The adoption of this guidance has not had a material effect on the Company’s financial condition, results of operations or cash flows.

In June 2011, the FASB issued authoritative guidance that amends the presentation of comprehensive income in the financial statements by requiring an entity to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The update also eliminates the option to present the components of other comprehensive income as part of the statement of equity. The guidance is effective for interim and annual reporting periods beginning on or after December 15, 2011, with early adoption permitted. The adoption of this guidance has not had a material effect on the Company’s financial condition, results of operations or cash flows.

In July 2012, the FASB issued authoritative guidance that is intended to simplify testing indefinite-lived intangible assets other than goodwill for impairment. The revised standard allows companies to perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is “more-likely-than-not” that the asset is impaired. The guidance is effective for interim and annual impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The adoption of this guidance is not expected to have a material effect on the Company’s financial condition, results of operations or cash flows.

In February 2013, the FASB issued authoritative guidance on the reporting of reclassifications out of accumulated other comprehensive income. The guidance requires an entity to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income if the amount is reclassified to net income in its entirety in the same reporting period. The guidance is effective for fiscal years beginning after December 15, 2012, with early adoption permitted. The adoption of this guidance did not have a material effect on the Company’s financial condition, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not, or are not believed by management to, have a material impact on the Company's present or future financial position, results of operations or cash flows.

NOTE 2 – DEFERRED REVENUE

As of March 31, 2012 and September 30, 2011, the Company had deferred revenue of $15,175 and $15,109, respectively. Deferred revenue is mainly related to subscription revenue which is recognized by the Company over the life of the subscription.

NOTE 3 – FIXED ASSETS, NET

Fixed assets, net, consisted of the following:

	March 31, 2012	September 30, 2011
Computer equipment	$16,584	$3,137
Less: accumulated deprecation	(1,683)	(786)
Property, plant and equipment, net	$14,901	$2,351

Depreciation expense charged to operations was $897 and $263 for the periods ended March 31, 2012 and 2011, respectively.

NOTE 4 – ACCRUED EXPENSES AND OTHER CURRENT LIAIBILITIES

Accrued expenses and other liabilities consisted of the following:

	March 31, 2012	September 30, 2011
Rent payable	$-	$51,000
Accrued payroll expenses	230	211,244
Tax payable	361,185	277,735
Accrued expenses and other current liabilities	$361,415	$539,979

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

NOTE 5 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock. As of March 31, 2012 no preferred stock has been issued.

Common Stock

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

During the three and six months ended March 31, 2012, there were no issuances of preferred and/or common stock.

NOTE 6 – RELATED PARTY TRANSACTIONS

During the period ended March 31, 2012 and 2011, the Company recorded rent for its office space that was paid to the Chief Executive Officer and President of the Company. Monthly rent is $3,000. Rent expense of $18,000 and $18,000 was recorded for March 31, 2012 and 2011, respectively. In May, 2012 the Company entered into an Agreement of Sale to purchase the office building from the President and CEO Marcus Frasier for the appraised value of $170,000. As of September 17, 2012, the sale has closed and the Company recorded the building at its historical value of $163,000 under ASC 820-10-30.

As of March 31, 2012 and September 30, 2011, the Company recorded accounts receivable, related party of $221,682 and $24,481, respectively. Accounts receivable, related party consisted of advances from the Company of $149,704 and $-, respectively. In addition, allocated revenues of $21,333 and $239,279, respectively, offset by allocated expenses of $6,361 and $230,643, respectively, were included to record DatPiff revenue collected by Zoeter and DatPiff expenses paid by Zoeter. Due to the control inherent in their relationship, in accordance with ASC 310-10-S99-3, the Company has recorded the outstanding receivables as a reduction of capital.

NOTE 7 – CONTINGENCIES

None.

NOTE 8 – SUBSEQUENT EVENTS

On April 23, 2012, the Company purchased from Zoeter, its majority shareholder, website assets for a cash payment of $50,000.  The website assets had been developed by Zoeter and all associated costs were expensed as incurred.  Accordingly, in accordance with ASC 820-10-30, the assets are deemed not to have a historical value and the transaction was recorded as a deemed distribution by the Company.

In May, 2012 the Company entered into an Agreement of Sale to purchase the office building from the President and CEO Marcus Frasier for the independently appraised value of $170,000. As of September 17, 2012, the sale has closed and the Company recorded the building at its historical value of $163,000 under ASC 820-10-30.

Our wholly-owned subsidiary, DatPiff, LLC, was named in a complaint filed on July 9, 2012 in the United States District Court for the Southern District of New York by Robert Hall, P/K/A “Lord Finesse”, that alleges copyright infringement, unfair competition, unjust enrichment, interference, deceptive trade practices, and a number of related state law claims. On December 9, 2012, the Company settled the complaint.

On July 9, 2012, the Board of Directors nominated and appointed Raphael P. Haddock, the Company’s Chief Operating Officer, as Chief Financial Officer, Secretary and a member of the Board of Directors. In conjunction with this appointment, Craig DeFranco, was reassigned from Chief Financial Officer to the position of Controller of the Company. In addition, Kyle Reilly resigned as a member of the Board of Directors and as Secretary of the Company. Mr. Reilly will continue to serve as an employee of the Company.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2012

(Restated)

On August 14, 2012, the Company entered into an employment agreement with Marcus Frasier, its President and CEO. The employment agreement is for an initial three-year term and automatically renews every three years subject to the right of either party to terminate upon the giving of notice prior to such automatic renewal within the time periods set forth in the employment agreement. As part of the agreed compensation, the Company issued to Mr. Frasier options to purchase 6,000,000 shares of its common stock. Of such options, 2,000,000 vested on January 31, 2013, and are exercisable at a price of $0.50 per share, 2,000,000 will vest on January 31, 2014, and are exercisable at a price of $1.00 per share, and 2,000,000 will vest on January 31, 2015, and are exercisable at a price of $2.00 per share. In addition, Mr. Frasier is entitled to a bonus if the Company meets certain financial thresholds and will receive standard benefits provided by the Company to its executives.

On August 14, 2012, we entered into an employment agreement with our COO and CFO, Raphael P. Haddock. The employment agreement is for an initial term of one year and automatically renews every year subject to the right of either party to terminate upon the giving of notice prior to such automatic renewal within the time periods set forth in the employment agreement. Pursuant to the employment agreement, Mr. Haddock is entitled to an annual base salary of $195,000 and was granted a total of 5,263,493 restricted shares of the Company’s common stock. The restricted shares may not be sold by the executive, provided that such shares will become saleable in 1,754,498 blocks during the 12 month periods ending January 30, 2014, 2015 and 2016 if the Company’s market value reaches specific indicators, and will become fully vested if the Company or any of its assets is sold in whole or in part for at least $20 million. In addition, Mr. Haddock is entitled to a bonus in the CEO’s discretion and subject to the achievement of certain growth objectives as set forth in the employment agreement and will receive standard benefits provided by the Company to its executives. As of the date of this report none of the specific indicators were met.

On August 29, 2012, the Company repurchased 4,000,000 shares of its common stock through a privately negotiated transaction for $200,000 ($0.05/share).

On September 21, 2012, the Company entered into an employment agreement with its Executive Vice President of Music. The employment agreement is on-going and automatically renews every year. As consideration the Company will pay an annual base salary of $80,000 and issue a total of 1,000,000 restricted shares of the Company’s common stock to become saleable in 333,333 blocks over the next three years if the Company’s market value reaches specific indicators. The fair value of these shares at the grant date was $290,000 ($0.29/share) and was determined using the market value on the grant date.

Our wholly-owned subsidiary, DatPiff, was named in a complaint filed on November 21, 2012 in the United States District Court for the Eastern District of New York by Patrick Berlinquette that alleges copyright infringement, unfair competition, unjust enrichment, interference, deceptive trade practices, and a number of related state law claims. On December 10, 2012, the Company responded to the complaint denying knowledge and information sufficient to form a belief as to the truth of the allegations. On March 8, 2013, the Company settled the action.

On May 7, 2013, the Company received a subpoena from the Denver Regional Office of the SEC seeking information and documents concerning its financial statements, including the restatement of its financial statements in connection with an ongoing SEC investigation of the Company. The Company is cooperating fully with the SEC with respect to its requests.

IDLE MEDIA, INC. CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012 AND 2011

IDLE MEDIA, INC
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Restated)

	June 30,	September 30,
	2012	2011
ASSETS

Current assets:
Cash and cash equivalents	$798,999	$1,120,677
Accounts receivable	163,695	259,752
Prepaid expenses	40,000	33,000
Total current assets	1,002,694	1,413,429

Fixed assets, net	28,320	2,351
Intangible assets, net	24,507	36,650

Total assets	$1,055,521	$1,452,430

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$84,482	$142,178
Deferred revenue	16,032	15,109
Accrued expenses and other current liabilities	365,246	539,979
Total current liabilities	465,760	697,266

Total liabilities	465,760	697,266

Stockholders' equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value; 100,000,000 shares authorized, 58,483,250 shares issued and outstanding at June 30, 2012 and September 30, 2011	58,483	58,483
Additional paid-in capital	29,798	17,223
Related party receivable	(262,730)	(24,481)
Retained earnings	764,210	703,939
Total stockholders' equity	589,761	755,164

Total liabilities and stockholders' equity	$1,055,521	$1,452,430

The accompanying notes are an integral part of these consolidated financial statements.

IDLE MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Restated)

	Three months ended		Nine months ended
	June 30,		June 30,
	2012	2011	2012	2011

Advertising and sponsorship revenue	$972,846	$664,254	$2,617,549	$1,981,862
Subscription and gaming revenue	34,933	14,708	135,347	14,708
Other revenue	-	-	4,380	-
Total revenue	1,007,779	678,962	2,757,276	1,996,570

Cost of sales	435,452	329,371	999,437	919,520
Gross Profit	572,327	349,591	1,757,839	1,077,050

Operating expenses:
Selling, general and administrative	636,450	409,440	1,570,682	761,441
Depreciation and amortization	5,180	3,051	14,172	8,893
Research and development	-	12,399	3,316	19,523
Total operating expenses	641,630	424,890	1,588,170	789,857

Income (loss) from operations	(69,303)	(75,299)	169,669	287,193

Net income (loss) before provision for income taxes	(69,303)	(75,299)	169,669	287,193
Provision for income taxes	24,065	26,355	(59,398)	(100,517)

Net income (loss)	$(45,238)	$(48,944)	$110,271	$186,676

Income (loss) per common share - Basic	$(0.00)	$(0.00)	$0.00	$0.00

Weighted average shares of common stock outstanding - basic	58,483,250	58,483,250	58,483,250	58,483,250

The accompanying notes are an integral part of these consolidated financial statements.

IDLE MEDIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Restated)

	Nine months ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$110,271	$186,676
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	14,172	8,893
Changes in operating assets and liabilities:
Accounts receivable	96,057	32,023
Related party receivable	(238,249)	(5,753)
Prepaid expenses	(7,000)	-
Accounts payable	(45,121)	27,958
Deferred revenue	923	-
Accrued expenses and other current liabilities	(174,734)	227,583
Net cash (used in) provided by operating activities	(243,681)	477,380

Cash flows from investing activities:
Purchase of fixed assets	(27,997)	(3,138)
Net cash used in investing activities	(27,997)	(3,138)

Cash flows from financing activities:
Deemed distribution to related party	(50,000)	-
Net cash used in financing activities	(50,000)	-

Net increase (decrease) in cash	(321,678)	474,242

Cash and cash equivalents beginning of period	1,120,677	428,142
Cash and cash equivalents at end of period	$798,999	$902,384

Supplemental disclosure of cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash investing and financing activities:
Accounts payable assumed by related party	$(12,575)	$-

The accompanying notes are an integral part of these consolidated financial statements.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The unaudited consolidated interim financial statements included herein, presented in accordance with United States generally accepted accounting principles (“GAAP”) and stated in US dollars, have been prepared by Idle Media, Inc. (together with its subsidiaries, the “Company”), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. These consolidated interim financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the fiscal year ended September 30, 2011 and notes thereto included in Amendment No. 5 to the Company’s Registration Statement on Form 10 filed with the SEC. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for interim periods are not necessarily indicative of results for the entire year.

Organization

The Company is a digital media company which develops and maintains a family of websites focused on the urban market. Foremost of these sites is DatPiff.com, a mixtape website launched in 2005 that features Rap and Hip-hop music. The Company’s other sites include HipHopEarly.com, which streams Hip-hop tracks of the day, and Clipcartel.com, a video site featuring music videos, artist interviews and viral clips. Additionally, the Company has a games division and has developed and maintains both web-based games and mobile apps.

The Company was incorporated under the laws of the State of Nevada on April 25, 2008 as “National Golf Emporium, Inc.” On February 23, 2010, the Company amended its articles of incorporation and changed its name to Idle Media, Inc.

On March 18, 2010, the Company entered into a Stock Exchange Agreement and Plan of Reorganization (the “Exchange Agreement”) with Zoeter, LLC (formerly Idle Media, LLC) (“Zoeter”) to acquire 100% of the issued and outstanding membership units of DatPiff, LLC (“DatPiff”) in consideration for the issuance to Zoeter of 40,000,000 restricted shares of common stock of Idle Media, Inc. (the “Exchange”). Closing of the Exchange was contingent upon DatPiff supplying its audited financial statements as required by Regulation S-X of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) among other terms and conditions specified in the Exchange Agreement.

In connection with the Exchange Agreement, Bryan Sawarynski, the then principal shareholder of the Company, holding 69,000,000, or approximately 85%, of the 81,483,250 then total issued and outstanding shares of common stock of the Company, agreed to cancel his ownership of 63,000,000 common shares (the “Cancellation”). Subsequent to the Cancellation, Mr. Sawarynski held 6,000,000 shares of common stock of the Company.

On May 19, 2010, the Exchange and Cancellation were completed, resulting in a change in control of the Company, with Zoeter owning 40,000,000 shares of common stock of the Company, or 68.4% of the 58,483,250 then total issued and outstanding shares. As a result of the consummation of the Exchange, (i) DatPiff became a wholly-owned subsidiary of the Company and (ii) the Company succeeded to the business of DatPiff as its sole business. Also, Marcus Frasier (the sole member of Zoeter) and Kyle Reilly were elected directors of the Company and appointed as its executive officers.

For accounting purposes, the acquisition of DatPiff by Idle Media, Inc. has been recorded as a reverse acquisition of a public company and recapitalization of DatPiff based on the factors demonstrating that DatPiff represents the accounting acquirer. The Company changed its business direction and now develops and manages DatPiff.com, a website of free mixtapes for consumers to download music from new and upcoming Rap and Hip Hop artists, as well as other music, music video and game websites and mobile phone applications.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of Idle Media, Inc. (Nevada corporation) and its wholly-owned subsidiary DatPiff, LLC (Pennsylvania limited liability company). All significant inter-company balances and transactions have been eliminated. Idle Media, Inc. and DatPiff are collectively referred herein to as the “Company”.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Restatement

The Company initially filed its Registration Statement on Form 10 reporting Zoeter, the Company’s majority shareholder which is owned by Marcus Frasier, Chief Executive Officer and President of the Company, as a variable interest entity under Accounting Standards Codification (“ASC”) 810-10-45-16, “Variable Interest Entity”. On January 3, 2013, the Company determined that it is no longer able to conclude that Zoeter constitutes a variable interest entity, necessitating the restatement of its financial statements (the “Restatement”). In addition, the Company determined that during the fiscal years ended September 30, 2010 and 2011, certain revenues recorded by Zoeter were derived by DatPiff.com, an asset of DatPiff and therefore properly allocable to DatPiff, and that Zoeter had little activity requiring subordinated financial support, as a result of which certain expenses recorded by Zoeter were properly allocable to DatPiff. These amounts had previously been eliminated in consolidation.

Zoeter created DatPiff.com in 2008. Zoeter established and maintained bank and PayPal accounts that received payments in connection with DatPiff.com. When Zoeter subsequently transferred the website to its then wholly-owned subsidiary, DatPiff, on March 15, 2009 the bank and PayPal accounts connected with DatPiff.com remained with Zoeter. Following consummation of the Exchange on May 19, 2010, because of logistical problems in creating a new PayPal account for the Company related to DatPiff.com, or transferring the existing PayPal account to the Company, certain cash generated by DatPiff.com continued to be paid into the PayPal account owned by Zoeter. Zoeter continued to record cash receipts and disbursements as revenues and expenses within its ledger, when in fact such revenues and expenses should have been allocated to, and recorded by, DatPiff. Due to the treatment of Zoeter as a variable interest entity, the effect on the Company’s financial statements was eliminated in consolidation.

Following its determination that Zoeter is not a variable interest entity and in connection with the Restatement, the Company has analyzed all transactions beginning March 15, 2009 (the date of transfer of DatPiff.com to DatPiff) through June 30, 2012, to determine which revenues are allocable to DatPiff based on which entity’s property generated the revenues and, because cash from the legacy PayPal account was used to pay expenses of the Company, the Company has also analyzed those transactions to determine the extent to which revenue attributed to Zoeter was used to pay expenses or other obligations of the Company.  To the extent to which the Company, Zoeter and DatPiff shared assets in operating their respective businesses during this period, it is impracticable for the Company to attribute the expenses generated by the respective entities or the shared portion of the expenses. and, accordingly, the Company has based its allocation of expenses for the shared assets for the fiscal years ended September 30, 2010 and 2011 on the percent of revenues generated by the applicable website and the owner of that website.

The Company filed a Current Report on Form 8-K with the SEC on January 15, 2013 to report its determination that the Restatement was necessary, and subsequently filed Current Reports on Form 8-K/A with the SEC on January 28, 2013, February 7, 2013 and February 21, 2013, to provide further information regarding the Restatement in which preliminary information was reported, certain of which the Company has determined to have been erroneous. In particular, in its Current Reports on Form 8-K/A filed with the SEC on February 7, 2013 and February 21, 2013, the Company reported the existence of a receivable from Zoeter of $1,077,000 which, as explained below, among other things resulted from incorrectly recording as amounts owed to the Company $623,279 that had been generated by DatPiff prior to the consummation of the Exchange and therefore properly allocated to Zoeter.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

The Company has recorded the allocated revenues and expenses from Zoeter within its income statement with a corresponding adjustment to the previously-reported receivable from Zoeter. As set forth on the Company’s restated financial statements, this receivable (shown as accounts receivable, related party, in the restated Consolidated Balance Sheet for the fiscal years ended September 30, 2010 and 2011, set forth below), in the amount of $24,481, comprises $586,430 in allocated revenues offset by $245,161 in allocated cost of sales and $319,118 in allocated operating expenses. The remaining $2,330 relates to cash paid to Marcus Frasier, the Company's CEO primarily for income tax expenses relating to income generated by DatPiff. The previously erroneously reported amount of $1,077,000 included $1,142,996 of revenues generated by DatPiff prior to the Exchange and therefore properly allocable to Zoeter, and did not adjust for post-Exchange expenses allocable to the Company of $519,717. (See Note 8.) The Company has determined that Zoeter is legally obligated to repay the receivable and intends to seek an agreement with Zoeter pursuant to which the receivable will be repaid.  Because Zoeter is considered a related party, the Company has recorded the receivable from Zoeter as a reduction in stockholders’ equity in accordance with ASC 310-10-S99-3 (SAB Topic 4.G) and Rule 5-02.30 of Regulation S-X.

In addition, because Mr. Frasier is the sole owner of Zoeter, a pass-through entity, the erroneous allocation of revenues to Zoeter resulted in Mr. Frasier being assessed personal income tax on those amounts. As this revenue was actually Company revenue used primarily to pay expenses of the Company, Mr. Frasier incurred these additional taxes on behalf of the Company and the Company therefore reimbursed him for such amounts. As a result of the Restatement, this revenue will now be reported as revenue of the Company in the Company’s tax filings. The Company understands that Zoeter and Mr. Frasier will amend their tax returns to reflect the changes in income and expenses as a result of the Restatement. As such, Mr. Frasier may receive a tax refund for the period for which he was previously reimbursed for tax liabilities by the Company. To the extent that Mr. Frasier does receive a refund, the Company and Mr. Frasier intend to enter into an agreement whereby any such refund will be paid over by Mr. Frasier, up to the amount of the reimbursement that Mr. Frasier had received from the Company.

PLEASE NOTE THAT PURSUANT TO ASC 250-10-50-7 WE ARE REQUIRED TO DESCRIBE SEPARATELY HEREIN THE EFFECTS OF ALL PREVIOUS RESTATEMENTS OF THE COMPANY’S FINANCIAL STATEMENTS. ACCORDINGLY, THE INFORMATION SET FORTH UNDER “1. RESTATEMENT” REPRESENTS THE COMPANY’S FINAL RESTATED FINANCIAL STATEMENTS FOR THE APPLICABLE PERIODS. THE INFORMATION SET FORTH UNDER “2. PRIOR RESTATED INFORMATION” REPRESENTS PREVIOUSLY REPORTED INFORMATION THAT IS PRESENTED ONLY TO COMPLY WITH ASC 250-10-50-7 AND IS NO LONGER ACCURATE, DOES NOT REPRESENT THE FINAL RESTATED FINANCIAL STATEMENTS OF THE COMPANY AND SHOULD BE READ ONLY IN CONJUNCTION WITH THE RESTATED FINANCIAL INFORMATION SET FORTH UNDER “1. RESTATEMENT.”

1. RESTATEMENT

The following is a summary of the impact of these restatements on the Company’s Consolidated Balance Sheet at June 30, 2012:

	June 30, 2012
	As previously	Error
	reported	correction		As restated
Cash	$809,675	$(10,676)	(a)	$798,999
Total current assets	$1,013,370	$(10,676)	(a)	$1,002,694

Deferred revenue	$16,369	$(337)	(a)	$16,032
Accrued expenses and other current liabilities	$474,882	$(109,636)	(b)	$365,246
Total current liabilities	$575,733	$(109,973)	(b)	$465,760

Retained earnings	$1,069,560	$(56,926)	(a)	$764,210
		$(45,281)	(b)
		$(164,305)	(c)
		$(38,838)	(d)
Non-controlling interest	$(611,844)	$611,844	(a)	$-
Total stockholders' equity	$516,199	$321,986	(a)	$589,761
		$(45,281)	(b)
		$(164,305)	(c)
		$(38,838)	(d)

(a)	Deconsolidation of Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.
(c)	To record Datpiff revenue and expense previously recorded by Zoeter.
(d)	To reclassify accounts receivable, related party.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Operations for the three months ended June 30, 2012 and 2011:

	Three months ended June 30, 2012
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$967,069	$5,777	(a)	$972,846
Subscriptions and gaming revenue	$35,110	$(177)	(a)	$34,933
Total revenue	$1,002,179	$5,600	(a)	$1,007,779

Cost of sales	$448,137	$(12,685)	(a)	$435,452

Selling, general and administrative	$620,366	$17,908	(a)	$636,450
		$(1,824)	(c)
Total operating expenses	$631,379	$12,075	(a)	$641,630
		$(1,824)	(c)

Net loss before income tax benefit	$(77,337)	$6,210	(a)	$(69,303)
		$1,824	(c)
Income tax benefit	$27,095	$(3,030)	(b)	$24,065

Net loss	$(50,242)	$1,436	(a)	$(45,238)
		$1,744	(b)
		$1,824	(c)
Net loss attributed to non-controlling interest	$(78)	$78	(a)	$-

(a)	Deconsolidation of Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.
(c)	To reclassify member distributions as compensation expense.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

	Three months ended June 30, 2011
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$587,919	$76,335	(a)	$664,254
Subscriptions and gaming revenue	$86,284	$(71,576)	(a)	$14,708
Other revenue	$4,757	$(4,757)	(a)	$-
Total revenue	$678,960	$2	(a)	$678,962

Cost of sales	$329,370	$1	(a)	$329,371

Selling, general and administrative	$409,807	$(367)	(a)	$409,440
Total operating expenses	$431,091	$(6,201)	(a)	$424,890

Net loss before income tax benefit	$(81,501)	$6,202	(a)	$(75,299)
Income tax benefit	$18,997	$7,358	(b)	$26,355

Net loss	$(62,504)	$26,825	(a)	$(48,944)
		$(13,265)	(b)

Net loss attributed to non-controlling interest	$27,223	$5,979	(a)	$-
		$21,244	(c)

(a)	Deconsolidation of Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.
(c)	To record Datpiff revenue and expense previously recorded by Zoeter.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Operations for the nine months ended June 30, 2012 and 2011:

	Nine months ended June 30, 2012
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$2,588,179	$29,370	(a)	$2,617,549
Subscriptions and gaming revenue	$132,818	$2,529	(a)	$135,347
Other revenue	$20,834	$(16,454)	(a)	$4,380
Total revenue	$2,741,831	$15,445	(a)	$2,757,276

Cost of sales	$999,549	$(112)	(a)	$999,437

Selling, general and administrative	$1,568,220	$4,658	(a)	$1,570,683
		$(2,195)	(d)
Research and development	$3,751	$(435)	(a)	$3,316
Total operating expenses	$1,603,643	$(13,278)	(a)	$1,588,170
		$(2,195)	(d)

Net income before provision for income taxes	$138,639	$28,835	(a)	$169,669
		$2,195	(d)
Provision for income taxes	$(37,618)	$(21,780)	(b)	$(59,398)

Net income	$101,021	$10,421	(a)	$110,271
		$(3,366)	(b)
		$2,195	(d)
Net (income) attributed to non-controlling interest	$(31,159)	$16,188	(a)	$-
		$14,971	(c)

(a)	Deconsolidation of Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.
(c)	To record Datpiff revenue and expense previously recorded by Zoeter.
(d)	To reclassify member distributions as compensation expense.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

	Nine months ended June 30, 2011
	As previously	Error
	reported	correction		As restated
Advertising and sponsorship revenue	$1,753,602	$228,260	(a)	$1,981,862
Subscriptions and gaming revenue	$231,804	$(217,096)	(a)	$14,708
Other revenue	$11,164	$(11,164)	(a)	$-
Total revenue	$1,996,570	$-	(a)	$1,996,570

Cost of sales	$863,063	$56,457	(a)	$919,520

Selling, general and administrative	$759,934	$3,853	(a)	$761,441
		$(2,346)	(d)
Research and development	$22,062	$(2,539)	(a)	$19,523
Total operating expenses	$808,389	$(16,186)	(a)	$789,857
		$(2,346)	(d)

Net income before provision for income taxes	$325,118	$(40,271)	(a)	$287,193
		$2,346	(d)
Provision for income taxes	$(120,348)	$19,831	(b)	$(100,517)

Net income	$204,770	$(25,151)	(a)	$186,676
		$4,711	(b)
		$2,346	(d)
Net (income) attributed to non-controlling interest	$18,733	$(4,160)	(a)	$-
		$(14,573)	(c)

(a)	Deconsolidation of Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.
(c)	To record Datpiff revenue and expense previously recorded by Zoeter.
(d)	To reclassify member distributions as compensation expense.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Cash Flows for the nine months ended June 30, 2012 and 2011:

	Nine months ended June 30, 2012
	As previously	Error
	reported	correction		As restated
Net income	$101,021	$10,421	(a)	$110,271
		$(3,366)	(b)
		$2,195	(c)
Accounts receivable	$86,176	$9,881	(a)	$96,057
Accounts receivable, related party	$-	$(19,763)	(c)	$(238,249)
		$(218,486)	(d)
Accrued expenses and other current liabilities	$(207,639)	$32,906	(b)	$(174,733)
Net cash provided by operating activities	$(39,630)	$(13,857)	(a)	$(243,681)
		$11,126	(b)
		$17,166	(c)
		$(218,486)	(d)

Distributions	$(2,195)	$2,195	(e)	$-
Distributions to non-controlling interest holders	$(194,398)	$194,398	(a)	$-
Net cash used in financing activities	$(246,593)	$244,398	(a)	$-
		$2,195	(e)

Net decrease in cash	$(314,220)	$180,541	(a)	$(321,678)
		$11,126	(b)
		$17,166	(c)
		$(218,486)	(d)
		$2,195	(e)

(a)	Deconsolidation of Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.
(c)	To record Datpiff revenue and expense previously recorded by Zoeter.
(d)	To reclassify related party receivable.
(e)	To reclassify member distributions as compensation expense.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

	Nine months ended June 30, 2011
	As previously	Error
	reported	correction		As restated
Net income	$204,770	$(25,151)	(a)	$186,676
		$4,711	(b)
		$2,346	(c)
Accounts receivable	$39,305	$(7,282)	(a)	$32,023
Accounts receivable, related party	$-	$17,910	(c)	$(5,753)
		$(23,663)	(d)
Deferred revenue	$7,191	$(7,191)	(c)	$-
Accrued expenses and other current liabilities	$227,681	$(98)	(b)	$227,583
Net cash provided by operating activities	$476,858	$(5,277)	(a)	$477,380
		$19,248	(b)
		$10,214	(c)
		$(23,663)	(d)

Distributions	$(2,346)	$2,346	(e)	$-
Distributions to non-controlling interest holders	$(22,608)	$22,608	(a)	$-
Net cash used in financing activities	$(24,954)	$22,608	(a)	$-
		$2,346	(e)

Net increase in cash	$448,766	$17,331	(a)	$474,242
		$19,248	(b)
		$10,214	(c)
		$(23,663)	(d)
		$2,346	(e)

(a)	Deconsolidation of Zoeter.
(b)	To correct tax provision based on restated net income before provision for income taxes.
(c)	To record DatPiff revenue and expense previously recorded by Zoeter.
(d)	To reclassify related party receivable.
(e)	To reclassify member distributions as compensation expense.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

PLEASE NOTE THAT PURSUANT TO FASB ASC 250-10-50-7 WE ARE REPORTING THE EFFECTS OF ALL RESTATED FINANCIALS AS THEY WERE SUBMITTED PREVIOUSLY. THE FOLLOWING CHANGES, SET FORTH UNDER "2. PRIOR RESTATED INFORMATION", AS REPORTED IN THE COMPANY'S REGISTRATION STATEMENT ON FORM 10-A/4, HAVE BEEN SUPERSEDED.

2. PRIOR RESTATED INFORMATION

Upon completion of the Company’s June 30, 2012 financial statements, accounting errors related to the income tax provisions were discovered that required the restatement of amounts previously reported.

The following is a summary of the impact of these restatements on the Company’s Consolidated Statements of Cash Flows for the nine months ended June 30, 2012 and 2011:

	June 30, 2012
	As previously	Error
	reported	correction		As restated
Deferred tax asset	$67,029	$(67,029)	(a)	$-
Accrued expenses and other current liabilities	$(274,667)	$67,028	(a)	$(207,639)

(a)	To correct tax provision based on restated net income before provision for income taxes.

	June 30, 2011
	As previously	Error
	reported	correction		As restated
Deferred tax asset	$6,907	$(6,907)	(a)	$-
Accrued expenses and other current liabilities	$220,774	$6,907	(a)	$227,681

(a)	To correct tax provision based on restated net income before provision for income taxes.

Critical Accounting Policies

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue recognition

We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided; (3) the collection of our fees is reasonably assured; and (4) the amount of fees to be paid is fixed or determinable. For online sales, the products or services are considered delivered at the time the products or services are made available, digitally, to the end user.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

We generate revenues through music download subscriptions available on our website, sales of virtual currency within our online gaming platforms, and the sale of advertising on the Company’s websites.

Music Subscriptions and Online Game

We operate our games as live services that allow players to play for free. Within these games, players can purchase virtual currency to obtain virtual goods to enhance their game-playing experience. Players can pay for our virtual currency using credits or other payment methods such as credit cards or PayPal. Payments received from our on-line customers are non-refundable. Revenue from sales of virtual currency is recognized at the time the product is made available, digitally, to the end user.

Artists and DJs pay for downloading of their music without restriction as well as more prominent placement on the Company’s websites (sponsorship/features). Our music subscriptions are paid in advance, typically for monthly, quarterly or annual duration. Subscription revenue is recognized ratably over the related subscription time period.

We estimate chargebacks from third-party payment processors to account for potential future chargebacks based on historical data and record such amounts as a reduction of revenue.

Advertising

We have contractual relationships with agencies, advertising brokers and certain advertisers for advertisements within certain of our games and websites. We recognize advertising revenue for branded virtual goods and sponsorships, engagement advertisements and offers, mobile advertisements and other advertisements as advertisements are delivered to customers as long as evidence of the arrangement exists, the price is fixed or determinable, and we have assessed collectability as reasonably assured. Price is determined to be fixed or determinable when there is a fixed price in the applicable evidence of the arrangement, which may include a master contract, insertion order, or a third-party statement of activity. For branded virtual goods and sponsorships, we determine the delivery criteria has been met based on delivery information from our internal systems. For engagement advertisements and offers, mobile advertisements, and other advertisements, delivery occurs when the advertisement has been displayed or the offer has been completed by the customer, as evidenced by third-party verification reports supporting the number of advertisements displayed or offers completed.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Intangible assets

The Company capitalizes the costs related to the purchase of software to be used for operations. Amortization is provided over the estimated useful lives of three years using the straight-line method for financial statement purposes

The Company capitalizes the costs associated with the development of the Company’s website pursuant to ASC 350. Other costs related to the maintenance of the website are expensed as incurred. Amortization is provided over the estimated useful lives of three years using the straight-line method for financial statement purposes.

The Company reviews the carrying value of intangible assets for impairment whenever events and circumstances indicate that the carrying value may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to the amount by which the carrying value exceeds the fair value. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment there was no impairment as June 30, 2012.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

	June 30,	September 30,
	2012	2011
Software	$48,572	$48,572
Less: accumulated amortization	(24,065)	(11,922)
Intangible assets, net	$24,507	$36,650

Amortization expense charged to operations was $12,143 and $8,368 for the periods ended June 30, 2012 and 2011, respectively.

Fair value of financial instruments

The Company adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses, and deferred revenue, approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any other assets or liabilities that are required to be presented in the consolidated balance sheets at fair value in accordance with ASC 820.

Earnings per share

The Company follows ASC 260. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted EPS calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the EPS computation. As of June 30, 2012 and 2011, the Company did not have any common stock equivalents.

Recent pronouncements

In May 2011, the Financial Accounting Standards Board (the “FASB”) issued authoritative guidance that is intended to align the principles for fair value measurements and the related disclosure requirements under GAAP and international financial reporting standards. The guidance is effective for interim and annual reporting periods beginning on or after December 15, 2011. The adoption of this guidance has not had a material effect on the Company’s financial condition, results of operations or cash flows.

In June 2011, the FASB issued authoritative guidance that amends the presentation of comprehensive income in the financial statements by requiring an entity to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The update also eliminates the option to present the components of other comprehensive income as part of the statement of equity. The guidance is effective for interim and annual reporting periods beginning on or after December 15, 2011, with early adoption permitted. The adoption of this guidance has not had a material effect on the Company’s financial condition, results of operations or cash flows.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

In July 2012, the FASB issued authoritative guidance that is intended to simplify testing indefinite-lived intangible assets other than goodwill for impairment. The revised standard allows companies to perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is “more-likely-than-not” that the asset is impaired. The guidance is effective for interim and annual impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The adoption of this guidance is not expected to have a material effect on the Company’s financial condition, results of operations or cash flows.

In February 2013, the FASB issued authoritative guidance on the reporting of reclassifications out of accumulated other comprehensive income. The guidance requires an entity to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income if the amount is reclassified to net income in its entirety in the same reporting period. The guidance is effective for fiscal years beginning after December 15, 2012, with early adoption permitted. The adoption of this guidance did not have a material effect on the Company’s financial condition, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not, or are not believed by management to, have a material impact on the Company's present or future financial position, results of operations or cash flows.

NOTE 2 – DEFERRED REVENUE

As of June 30, 2012 and September 30, 2011, the Company had deferred revenue of $16,032 and $15,109, respectively. Deferred revenue is mainly related to subscription revenue which is recognized by the Company over the life of the subscription.

NOTE 3 – FIXED ASSETS, NET

Fixed assets consisted of the following:	June 30, 2012	September 30, 2011
Computer equipment	$31,134	$3,137
Less: accumulated depreciation	(2,814)	(786)
Property, plant and equipment, net	$28,320	$2,351

Depreciation expense charged to operations was $2,028 and $525 for the periods ended June 30, 2012 and 2011, respectively.

NOTE 4 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock. As of June 30, 2012 no preferred stock has been issued.

Common Stock

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

During the three and nine months ended June 30, 2012, there were no issuances of preferred and/or common stock.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

NOTE 5 – RELATED PARTY TRANSACTIONS

On April 23, 2012, the Company purchased from Zoeter, its majority shareholder, website assets for a cash payment of $50,000.  The website assets had been developed by Zoeter and all associated costs were expensed as incurred.  Accordingly, in accordance with ASC 820-10-30, the assets are deemed not to have a historical value and the transaction was recorded as a deemed distribution by the Company.

During the periods ended June 30, 2012 and 2011, the Company recorded rent for its office space that was paid to the Chief Executive Officer and President of the Company. Monthly rent is $3,000. Rent expense of $27,000 and $27,000 was recorded for June 30, 2012 and 2011, respectively. In May, 2012 the Company entered into an Agreement of Sale to purchase the office building from the President and CEO Marcus Frasier for the independently appraised value of $170,000. As of September 17, 2012, the sale has closed and the Company recorded the building at its historical value of $163,000 under ASC 820-10-30.

As of June 30, 2012 and 2011, the Company recorded accounts receivable, related party of $262,730 and $24,481, respectively from Zoeter, an entity owned solely by the Company’s CEO. Because Zoeter is considered a related party, the Company has recorded the receivable from Zoeter as a reduction in stockholders’ equity in accordance with ASC 310-10-S99-3 (SAB Topic 4.G) and Rule 5-02.30 of Regulation S-X.

NOTE 6 – CONTINGENCIES

None.

NOTE 7 – SUBSEQUENT EVENTS

In May, 2012 the Company entered into an Agreement of Sale to purchase the office building from the President and CEO Marcus Frasier for the appraised value of $170,000. As of September 17, 2012, the sale has closed and the Company recorded the building at its historical value of $163,000 under ASC 820-10-30.

Our wholly-owned subsidiary, DatPiff, was named in a complaint filed on July 9, 2012 in the United States District Court for the Southern District of New York by Robert Hall, P/K/A “Lord Finesse”, that alleges copyright infringement, unfair competition, unjust enrichment, interference, deceptive trade practices, and a number of related state law claims. On December 9, 2012, the Company settled the action.

On July 9, 2012, the Board of Directors nominated and appointed Raphael P. Haddock, the Company’s Chief Operating Officer, as Chief Financial Officer, Secretary and a member of the Board of Directors. In conjunction with this appointment, Craig DeFranco was reassigned from Chief Financial Officer to the position of Controller of the Company. In addition, Kyle Reilly resigned as a member of the Board of Directors and as Secretary of the Company. Mr. Reilly continues to serve as an employee of the Company.

On August 14, 2012, the Company entered into an employment agreement with Marcus Frasier, its President and CEO. The employment agreement is for an initial three-year period and automatically renews every three years subject to the right of either party to terminate upon the giving of notice prior to such automatic renewal within the time periods set forth in the employment agreement. As part of the agreed compensation, the Company issued to Mr. Frasier options to purchase 6,000,000 shares of its common stock. Of such options, 2,000,000 vested on January 31, 2013, and are exercisable at a price of $0.50 per share, 2,000,000 will vest on January 31, 2014, and are exercisable at a price of $1.00 per share, and 2,000,000 will vest on January 31, 2015, and are exercisable at a price of $2.00 per share. In addition, Mr. Frasier is entitled to a bonus if the Company meets certain financial thresholds and will receive standard benefits provided by the Company to its executives. As of the date of this report none of the specific indicators were met.

On August 14, 2012, we entered into an employment agreement with our COO and CFO, Raphael P. Haddock. The employment agreement is for an initial term of one year and automatically renews every year subject to the right of either party to terminate upon the giving of notice prior to such automatic renewal within the time periods set forth in the employment agreement. Pursuant to the employment agreement, Mr. Haddock is entitled to an annual base salary of $195,000 and was granted a total of 5,263,493 restricted shares of the Company’s common stock. The restricted shares may not be sold by the executive, provided that such shares will become saleable in 1,754,498 blocks during the 12 month periods ending January 30, 2014, 2015 and 2016 if the Company’s market value reaches specific indicators, and will become fully vested if the Company or any of its assets is sold in whole or in part for at last $20 million. In addition, Mr. Haddock is entitled to a bonus in the CEO’s discretion and subject to the achievement of certain growth objectives as set forth in the employment agreement and will receive standard benefits provided by the Company to its executives.

IDLE MEDIA, INC. AND SUBSIDIARIES

Notes to THE CONSOLIDATED Financial Statements

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2012

(Restated)

On August 29, 2012, the Company repurchased 4,000,000 shares of its common stock through a privately negotiated transaction for $200,000 ($0.05/share).

On September 21, 2012, the Company entered into an employment agreement with its Executive Vice President of Music. The employment agreement is on-going and automatically renews every year. As consideration the Company will pay an annual base salary of $80,000 and issue a total of 1,000,000 restricted shares of the Company’s common stock to become saleable in 333,333 blocks over the next three years if the Company’s market value reaches specific indicators. The fair value of these shares at the grant date was $290,000 ($0.29/share) and was determined using the market value on the grant date.

Our wholly-owned subsidiary, DatPiff, LLC, was named in a complaint filed on November 21, 2012 in the United States District Court for the Eastern District of New York by Patrick Berlinquette that alleges copyright infringement, unfair competition, unjust enrichment, interference, deceptive trade practices, and a number of related state law claims. On December 10, 2012, the Company responded to the complaint denying knowledge and information sufficient to form a belief as to the truth of the allegations. On March 8, 2013, the Company settled the action.

On May 7, 2013, the Company received a subpoena from the Denver Regional Office of the SEC seeking information and documents concerning its financial statements, including the restatement of its financial statements in connection with an ongoing SEC investigation of the Company. The Company is cooperating fully with the SEC with respect to its requests.

Exhibit List

Exhibit Number	Exhibit Description
3(i)(a)*	Articles of Incorporation dated April 25, 2008
3(i)(b)*	Certificate of Amendment to Articles of Incorporation dated February 23, 2010
3(ii)(a)*	Bylaws
4*	Instruments defining the rights of security holders: (a)Articles of Incorporation (filed as exhibits 3(i)(a) and 3(i)(b) hereto (b) Bylaws (filed as exhibit 3(ii)(a) hereto
10.1*

Stock Exchange Agreement and Plan of Reorganization dated as of March 18, 2010, by and among Idle Media Inc. Zoeter, LLC, Marcus Frasier and Bryan Sawarynski (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2010)

10.2*	Employment Agreement of Raphael Haddock, dated January 17, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 17, 2012)
10.3#	Employment Agreement of Marcus Frasier, dated August 14, 2012
10.4#	Employment Agreement of Raphael Haddock, dated August 14, 2012
10.5#	Stock Purchase Agreement, dated as of August 29, 2012, by and among the Company and Monteverde, LP
10.6#	Offer to Purchase Agreement effective May 21, 2012, between Idle Media, Inc. and Marcus Frasier
23.1#	Consent of DeJoya Griffith & Co. LLC

* Previously filed.
# Filed herewith.